Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282956

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 8, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated November 1, 2024)

7,000,000 Shares

Common Stock

ITT Inc. (“ITT”) is offering 7,000,000 shares of its common stock, par value $1.00 per share, pursuant to this prospectus supplement and the accompanying prospectus.

On December 4, 2025, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with LSF11 Redwood Parent, L.P. (the “Seller”), LSF11 Redwood TopCo LLC (the “SPX FLOW”) and ITT Industries Holdings, Inc., a wholly owned subsidiary of ITT (the “Buyer”), pursuant to which the Buyer has agreed to purchase (the “Acquisition”) 100% of the issued and outstanding membership interests in SPX FLOW, a provider of highly engineered equipment and process technologies for the industrial and health and nutrition markets.

We intend to use the net proceeds from this offering to fund a portion of the purchase price of the Acquisition; however, this offering is not contingent upon the consummation of the Acquisition. If the Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “ITT.” On December 5, 2025, the last reported sale price of our common stock on the NYSE was $180.99 per share.

See “Risk Factors” beginning on page S-32 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds before offering expenses, to us	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to 1,050,000 additional shares of our common stock at the public offering price less underwriting discounts and commissions within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the shares of common stock against payment in New York, New York on    , 2025.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	UBS Investment Bank

Barclays

BTIG

Prospectus Supplement dated    , 2025.

Prospectus Supplement

We have not, and the underwriters have not, authorized anyone to provide you with any information that is not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus that is required to be filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. We are not, and the underwriters are not, making an offer to sell these securities in any state or other jurisdiction where the offer and sale is not permitted.

The shares of common stock are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of common stock in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

Unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, assumes that the underwriters of this offering do not exercise their option to purchase additional shares of common stock. In addition, unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, does not give effect to the Transactions (as defined below).

USE OF NON-GAAP FINANCIAL INFORMATION

This prospectus supplement and the documents incorporated by reference herein include certain non-GAAP financial measures, including organic revenue, adjusted operating income, adjusted operating margin, adjusted income from continuing operations, adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, free cash flow and free cash flow margin for ITT and adjusted EBITDA and adjusted EBITDA margin for SPX FLOW. For a discussion of the limitations of these measures, the rationales for using these measures and a reconciliation of these measures to the most directly comparable measures used in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), see “Summary—Summary Historical and Unaudited Pro Forma Financial and Other Information of ITT” and “Summary—Summary Historical Financial and Other Information of SPX FLOW.”

MARKET AND INDUSTRY INFORMATION

Unless otherwise indicated, information contained in this prospectus supplement and the documents incorporated by reference herein concerning (i) our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on ITT’s general knowledge of and expectations concerning its operating environment, and (ii) SPX FLOW’s total addressable market (“TAM”) are based on ITT’s general knowledge of and expectations concerning SPX FLOW’s operating environment. The market positions, shares, market sizes and growth estimates included in this prospectus supplement are based on estimates using ITT’s internal data and estimates, data from various third-party industry analyses, internal research and adjustments, and assumptions that ITT believes to be reasonable. ITT has not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, ITT believes that data regarding the industry, market positions, shares, market sizes and growth estimates provide general guidance but are inherently imprecise. Further, ITT’s estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions. See “Forward-Looking Statements.” Accordingly, investors should not place undue reliance on this information.

S-ii

TRADEMARKS AND TRADE NAMES

The name and mark, ITT, and other trademarks, trade names and service marks of ITT appearing in this prospectus supplement and the documents incorporated by reference herein are the property of ITT or, as applicable, licensed to ITT. This prospectus supplement also contains or incorporates by reference additional trade names, trademarks and service marks belonging to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities that may be offered pursuant to the accompanying prospectus with the SEC. The accompanying prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at investors.itt.com. Information on or accessible through our website does not constitute part of this prospectus supplement or accompanying prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus supplement and accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the shares of our common stock. The registration statement, exhibits and schedules are available through the SEC’s website.

S-iii

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on February 10, 2025);

•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 29, 2025 (filed on May 1, 2025), the fiscal quarter ended June  28, 2025 (filed on July 31, 2025) and the fiscal quarter ended on September  27, 2025 (filed on October 29, 2025);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2025;

•	our Current Reports on Form 8-K filed on May 22, 2025, December 5, 2025 (excluding information furnished under Item 7.01 and the related exhibits) and December 8, 2025; and

•

the description of our common stock contained in our registration statement on Form 8-A/A (File No. 001-05672) filed with the SEC on April  28, 2009, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 10, 2025, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

ITT Inc.

100 Washington Boulevard, 6th Floor

Stamford, CT 06902

Attention: Corporate Secretary

Telephone: (914) 641-2000

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference includes forward-looking statements, including statements relating to the Acquisition of SPX FLOW, such as the expected funding and time period to consummate the transaction and the anticipated benefits (including synergies) of the pending Acquisition; future strategic plans and other statements that describe our business strategy, outlook, objectives, plans, intentions or goals; the impact of the Acquisition on ITT; the estimated TAM for SPX FLOW; and any discussion of future events and future operating or financial performance. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “predict,” “should,” “will,” “expect,” “project,” “forecast,” “goal,” “outlook,” “target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking.

These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the following:

•	potential delays in consummating the pending acquisition of SPX FLOW;

•	our ability to integrate the operations of SPX FLOW in a successful manner and in the expected time period;

•

the possibility that any of the anticipated benefits and projected synergies of the pending Acquisition will not be realized or will not be realized on the anticipated terms and within the expected time period;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement;

•	the effect of the pendency or completion of the potential transaction on the parties’ business relationships and business generally;

•

uncertain global economic and capital markets conditions, which have been influenced by heightened geopolitical tensions, inflation, changes in monetary policies, the threat of a possible regional or global economic recession, trade disputes between the United States and its trading partners, political and social unrest, and the availability and fluctuations in prices of energy and commodities, including steel, oil, copper and tin;

•

the imposition of new or increased tariffs by the U.S. government, particularly those targeting imports from specific countries, and the potential for retaliatory trade measures by affected countries, which could disrupt global supply chains, increase costs and reduce customer demand;

•	fluctuations in interest rates and the impact of such fluctuations on customer behavior and on our cost of debt;

•	fluctuations in foreign currency exchange rates and the impact of such fluctuations on our revenues, customer demand for our products and on our hedging arrangements;

•	volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;

•	impacts and risk of liabilities from the pending Acquisition, recent mergers, acquisitions, or venture investments, and past divestitures and spin-offs;

•	our inability to hire or retain key personnel;

S-v

•	failure to compete successfully and innovate in our markets;

•	failure to manage the distribution of products and services effectively;

•	failure to protect our intellectual property rights or violations of the intellectual property rights of others;

•	the extent to which there are quality problems with respect to manufacturing processes or finished goods;

•	the risk of cybersecurity breaches or failure of any information systems used by the Company, including any flaws in the implementation of any enterprise resource planning systems;

•	loss of or decrease in sales from our most significant customers;

•	risks due to our operations and sales outside the United States and in emerging markets, including the imposition of tariffs and trade sanctions;

•	fluctuations in demand or customers’ levels of capital investment, maintenance expenditures, production, and market cyclicality;

•	the risk of material business interruptions, particularly at our manufacturing facilities;

•	risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government;

•	fluctuations in our effective tax rate, including as a result of changing tax laws and other possible tax reform legislation in the United States and other jurisdictions;

•	changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform;

•	failure to comply with the U.S. Foreign Corrupt Practices Act (or other applicable anti-corruption legislation), export controls and trade sanctions; and

•	risk of product liability claims and litigation.

More information on factors that could cause actual results or events to differ materially from those anticipated is included in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q and in other documents we file from time to time with the SEC, each of which is incorporated by reference herein.

All forward-looking statements set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements herein speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

In this prospectus supplement, the terms “ITT,” “we,” “us” and “our” refer to ITT Inc. and its consolidated subsidiaries, unless the context requires otherwise.

S-vi

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement. This summary does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections, the “Description of Capital Stock” section, and the financial statements and related notes included or incorporated by reference into this prospectus supplement.

Our Company

ITT Inc., through its worldwide subsidiaries, is a diversified manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial, and energy markets. We manufacture components that are integral to the operation of systems and manufacturing processes in these key markets. Our products enable functionality for applications where reliability and performance are critically important to our customers and the users of their products.

Our businesses share a common, repeatable operating model centered on our engineering capabilities. Each business applies its technology and engineering expertise to solve our customers’ most pressing challenges. Our applied engineering capabilities strengthen our customer relationships, particularly given the critical nature of their applications. This in turn provides us with unique insight into our customers’ requirements and enables us to develop solutions to assist our customers in achieving their business goals. Our technology and customer intimacy produce opportunities to capture recurring revenue streams, aftermarket opportunities and long-lived platforms from original equipment manufacturers.

Our product and service offerings are organized into three reportable segments: Motion Technologies, Industrial Process, and Connect & Control Technologies.

In 2024, we had $3.6 billion in annual revenue (organic revenue of $3.5 billion), as compared to annual revenue of $2.8 billion (organic revenue of $2.7 billion) in 2021, representing a cumulative annual growth rate of 9.5% (9.1% for organic revenue) since 2021. In 2024, we had $676 million in operating income ($643 million in adjusted operating income), as compared to $504.3 million in operating income ($442.6 million in adjusted operating income) in 2021, representing a 35% increase and 40 basis point (170 basis point for adjusted operating income) margin expansion since 2021. In 2024, we had EPS of $6.30 (adjusted EPS of $5.86), as compared to EPS of $3.64 (adjusted EPS of $4.05) in 2021, representing 73% (45% for adjusted EPS) growth since 2021. In 2024, our operating cash flow margin was 15.5% and our free cash flow margin was 12.1%.

Recent Developments

Pending Acquisition of SPX FLOW

On December 4, 2025, we entered into the Purchase Agreement with the Seller and SPX FLOW, pursuant to which we agreed to purchase 100% of the issued and outstanding membership interests in SPX FLOW, a provider of highly engineered equipment and process technologies for the industrial and health and nutrition markets, for an aggregate purchase price of approximately $4.775 billion payable at closing of the Acquisition, comprised of $4.075 billion in cash and 3,839,824 shares of our common stock, subject to customary closing conditions, including regulatory approvals.

We intend to use the net proceeds from this offering to fund a portion of the purchase price of the Acquisition; however, this offering is not contingent upon the consummation of the Acquisition. If the Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

The acquisition of SPX FLOW adds critical equipment and adjacent flow and process technologies that extend our capabilities to address complex customer challenges across a wide variety of key growth markets, including food & beverage, personal care, industrial, chemical, energy, and mining. As part of the Acquisition, we will add approximately 3,800 employees to our workforce. Upon closing of the Acquisition, SPX FLOW will join our Industrial Process segment.

Overview of SPX FLOW

SPX FLOW, Inc. and its consolidated subsidiaries operate in four business segments: Nutrition & Health Solutions (“NHS”), Hygienic Pumps, Mixers and Industrial Pumps. NHS and Hygienic Pumps operate predominantly in the nutrition & health end market, and Mixers and Industrial Pumps operate predominantly in industrial markets. SPX FLOW’s product solutions consist of pumps, valves, mixers, homogenizers, separators and heat exchangers, along with the related aftermarket parts and services, which perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of industrial, health and nutrition markets. SPX FLOW has operations in more than 20 countries and sales in more than 130 countries.

In the trailing twelve months ended September 27, 2025 (the “TTM Period”), SPX FLOW had $1.3 billion in revenues, with 43% of its revenues coming from the aftermarket and 60% of its revenues coming from food and beverage and personal care end markets. In the same period, SPX FLOW had a gross margin of 42%, income from continuing operations of $45.5 million, adjusted EBITDA of $296.4 million and adjusted EBITDA margin of 22.3%. See “Summary Historical Financial and Other Information of SPX FLOW” herein for additional information regarding SPX FLOW’s performance.

SPX FLOW’s core strengths include expertise in rotating, actuating and hydraulic equipment, a highly skilled workforce, global capabilities, product breadth, and a deep application knowledge that enables SPX FLOW to optimize configuration and create custom-engineered solutions for diverse processes.

Strategic Rationale

We believe the pending acquisition will accelerate achievement of our strategic objectives and strengthen our financial profile in the following ways:

•

Clear Strategic Fit: We believe SPX FLOW will build on the Company’s core strength in highly engineered critical components and enlarge TAM with runway for long-term growth. Based on management estimates, SPX FLOW’s Industrial Pumps segment has a $30 billion TAM, its NHS segment has a $19 billion TAM, its Hygienic Pumps segment has an $8 billion TAM and its Mixers segment has a $4 billion TAM. In addition, on a pro forma basis, the combined Industrial Process segment’s aftermarket revenue for the TTM Period would have been $1.2 billion, based on the Company’s aftermarket revenue for its Industrial Process segment of $600 million and SPX FLOW’s aftermarket revenue of $600 million, which would represent an increase in the Company’s total aftermarket revenue to approximately 32% of sales.

•

Financial Profile and Returns: We expect the Acquisition to be immediately accretive to the Company’s gross margin and adjusted EBITDA margin while also lowering overall capital intensity. We also expect double-digit adjusted EPS accretion in the first full year after the Acquisition is consummated, excluding non-cash amortization of intangible assets.

•

Synergies: We expect to realize an annualized run-rate of approximately $80 million of cost synergies by the end of the third year after the Acquisition is consummated (exclusive of an estimated $96 million in associated one-time costs), consisting of both general and administrative cost reductions and reductions in cost of goods sold.

•

Portfolio Shift: We have communicated a clear strategy to shift our portfolio towards our higher growth Industrial Process and Connect & Control Technologies segments. We believe that adding SPX FLOW will double the size of our Industrial Process segment while diversifying its end market exposure to higher growth segments and lowering ITT’s overall exposure to auto and energy end markets.

Purchase Agreement

On December 4, 2025, we entered into the Purchase Agreement with the Seller and SPX FLOW. Pursuant to the Purchase Agreement, we will purchase 100% of the membership interests of SPX FLOW on a cash-free, debt-free basis, for an aggregate purchase price of $4.775 billion, which is expected to be comprised of $4.075 billion in cash (the “Cash Consideration”) and 3,839,824 shares of our common stock (the “Stock Consideration”), subject to a net working capital adjustment.

The Stock Consideration to be issued to the Seller pursuant to the Purchase Agreement will consist of unregistered shares of our common stock. Such common stock will be issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act. Pursuant to the Purchase Agreement, the Seller will not, subject to customary exceptions, sell, pledge, or otherwise dispose of all or any portion of such Stock Consideration for the six months following the closing of the Acquisition and the issuance of the Stock Consideration.

The Purchase Agreement contains representations, warranties, and covenants related to the Acquisition that are customary for a transaction of this nature, including customary operating restrictions on the conduct of the business of SPX FLOW and cooperation provisions that apply until the completion of the Acquisition or termination of the Purchase Agreement.

The completion of the Acquisition is subject to and dependent upon customary closing conditions, including the receipt of certain U.S. and foreign governmental and regulatory approvals, including receipt of requisite approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Purchase Agreement includes customary termination provisions for the parties, including if, subject to certain exceptions: (a) the closing of the Acquisition has not occurred on or prior to September 4, 2026, or (b) the other party has breached its representations, warranties or covenants in the Purchase Agreement and such breach would cause certain conditions in the Purchase Agreement not to be satisfied, subject to certain negotiated cure periods.

Registration Rights Agreement

Pursuant to the Purchase Agreement, at closing of the Acquisition, ITT will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), with the Seller, pursuant to which ITT will grant the Seller certain demand, “piggy-back” and shelf registration rights with respect to the Stock Consideration, subject to certain customary thresholds and conditions. No later than 90 days after the closing of the Acquisition, ITT will be required to file a shelf registration statement registering the shares of common stock held by the Seller. The Seller will have the right to request ITT to facilitate one underwritten offering. ITT will agree to pay certain expenses of the Seller incurred in connection with the exercise of its rights under the Registration Rights Agreement and indemnify the Seller for certain securities law matters in connection with any registration statement filed pursuant thereto.

Debt Financing

On December 4, 2025, ITT entered into (i) a commitment letter with U.S. Bank, National Association (“US Bank”) for a term loan facility (the “Term Facility Commitment Letter”) in an aggregate principal amount of $2.875 billion (the “Term Loan Facility”) and (ii) a commitment letter with US Bank for a bridge loan facility (the “Bridge Facility Commitment Letter” and, together with the Term Facility Commitment Letter, the “Commitment Letters”) in an aggregate principal amount of $1.200 billion (the “Bridge Loan Facility”) (collectively, the “Debt Financing”). Proceeds from this offering (in lieu of the Bridge Loan Facility on a dollar-for-dollar basis) will be used, together with proceeds from the Term Loan Facility and, if necessary proceeds from the Bridge Loan Facility and cash on hand, to fund the Cash Consideration and pay fees and expenses related to the Transactions (as defined below). See “Use of Proceeds.” The availability of the facilities contemplated by the Commitment Letters is subject to customary conditions precedent for financings transactions of this type, including consummation of the Acquisition, negotiation of definitive financing documents, payment of certain fees and expenses and repayment of certain existing indebtedness of SPX FLOW.

The Transactions

In this prospectus supplement, the “Transactions” refers, collectively, to: (i) the consummation of this offering and the application of net proceeds as described under “Use of Proceeds” assuming the consummation of the Acquisition; (ii) the incurrence of indebtedness under the Term Loan Facility in full and the application of net proceeds to pay a portion of the consideration for the Acquisition and to pay fees and expenses related to the Transactions; and (iii) the consummation of the Acquisition.

Corporate Information

Our principal executive offices are located at 100 Washington Blvd, 6th Floor, Stamford, Connecticut 06902, telephone (914) 641-2000. Our website is www.itt.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus (except for SEC reports that are expressly incorporated by reference herein).

The Offering

Issuer	ITT Inc.

Securities offered	7,000,000 shares of common stock (or 8,050,000 shares of common stock if the underwriters exercise in full their option to purchase additional shares).

Shares of common stock to be outstanding after this offering	84,990,014 shares of common stock (or 86,040,014 shares of common stock if the underwriters exercise in full their option to purchase additional shares).

Option to purchase additional shares of common stock	We have granted the underwriters an option to purchase up to 1,050,000 additional shares of common stock at the public offering price less underwriting discounts and commissions. The underwriters may exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $1.2 billion after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (or approximately $1.4 billion if the underwriters exercise in full their option to purchase additional shares), based on an assumed public offering price of $180.99 per share, the last reported sale price of our common stock on the NYSE. We intend to use the net proceeds from this offering to pay a portion of the consideration for the Acquisition and to pay fees and expenses related to the Transactions; however, this offering is not contingent upon the consummation of the Acquisition. If the Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” in this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

NYSE symbol	“ITT”

The number of shares of common stock to be outstanding immediately after this offering is based on 77,990,014 shares outstanding as of September 27, 2025, which excludes:

•	763,741 shares of common stock issuable upon exercise or vesting of equity awards outstanding as of September 27, 2025;

•	489,730 shares of common stock reserved for issuance under the ITT Inc. 2023 Employee Stock Purchase Plan as of September 27, 2025;

•	35,875,483 shares of common stock that were available for issuance under the ITT Inc. 2011 Omnibus Incentive Plan as of September 27, 2025; and

•	3,839,824 shares issuable to the Seller upon the closing of the Acquisition.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or vesting of outstanding restricted stock units after September 27, 2025 and no exercise by the underwriters of their option to purchase additional shares of our common stock.

Summary Historical and Unaudited Pro Forma Financial and Other Information of ITT

The following table presents summary historical consolidated financial information for ITT as of the dates and for the periods indicated. The summary historical consolidated condensed statements of operations data for the nine months ended September 27, 2025 and September 28, 2024 and the summary historical consolidated condensed balance sheet data as of September 27, 2025 and September 28, 2024 presented below have been derived from ITT’s unaudited consolidated condensed financial statements incorporated by reference into this prospectus supplement. The summary historical consolidated statements of operations data for the years ended December 31, 2024, 2023 and 2022 and the consolidated balance sheet data as of December 31, 2024 and 2023 presented below have been derived from ITT’s audited consolidated financial statements incorporated by reference into this prospectus supplement. ITT’s results for the nine months ended September 27, 2025 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year. The summary financial data for the TTM Period has been derived by taking our historical audited consolidated financial data for the year ended December 31, 2024, less our historical unaudited consolidated financial data for the nine months ended September 28, 2024, plus our historical unaudited consolidated financial data for the nine months ended September 27, 2025.

The summary unaudited pro forma combined condensed financial information for the TTM Period and as of September 27, 2025 has been derived from the unaudited pro forma combined condensed financial statements included herein. The summary unaudited pro forma combined condensed financial data for the TTM Period has been calculated by taking the unaudited pro forma combined condensed financial information for the year ended December 31, 2024, less the unaudited pro forma combined condensed financial information for the nine months ended September 28, 2024, plus the unaudited pro forma combined condensed financial information for the nine months ended September 27, 2025. The summary unaudited pro forma combined condensed statement of operations information for the TTM Period has been adjusted to give effect to the Transactions as if they occurred on January 1, 2024. The summary unaudited pro forma combined condensed balance sheet data have been adjusted to give effect to the Transactions as if they occurred on September 27, 2025.

The information set forth below should be read together with the other information contained in ITT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and ITT’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2025, each of which is incorporated by reference herein. See “Incorporation by Reference” herein.

	Historical ITT						Combined Pro Forma
	For the nine months ended		For the year ended December 31,			Last twelve months ended	Last twelve months ended
	September 27, 2025	September 28, 2024	2024	2023	2022	September 27, 2025	September 27, 2025
	(in millions, except per share amounts)
Statement of Operations Data:
Revenue	$2,884.5	$2,701.7	$3,630.7	$3,283.0	$2,987.7	$3,813.5	$5,143.4
Cost of revenues	1,866.2	1,768.7	2,383.4	2,175.7	2,065.4	2,480.9	3,290.7

Gross profit	1,018.3	933.0	1,247.3	1,107.3	922.3	1,332.6	1,852.7

General and administrative expenses	260.8	223.1	296.6	294.5	217.2	334.3	481.0
Sales and marketing expenses	167.7	151.2	205.7	174.0	156.9	222.2	438.9
Research and development expenses	84.0	88.3	116.3	102.6	96.5	112.0	158.0
(Gain) loss on sale of businesses	—	(47.8)	(47.8)	8.1	—	—	(1.0)
(Gain) loss on sale of long-lived assets	—	—	0.5	(0.1)	(16.3)	0.5	0.5

Operating income	505.8	518.2	676.0	528.2	468.0	663.6	775.3
Interest expense	33.6	25.1	36.6	19.2	10.9	45.1	193.9
Loss on early extinguishment of debt	—	—	—	—	—	—	1.2
Interest income	(5.6)	(5.0)	(6.6)	(8.8)	(4.5)	(7.2)	(12.3)
Other non-operating expense (income), net	(3.2)	(1.9)	(1.6)	(1.7)	(0.2)	(2.9)	4.4

Income before income tax	481.0	500.0	647.6	519.5	461.8	628.6	588.1
Income tax expense	122.0	104.1	125.8	104.8	91.1	143.7	122.0

Income from continuing operations	359.0	395.9	521.8	414.7	370.7	484.9	466.1
Loss from discontinued operations, net of tax benefit	(0.1)	(0.2)	(0.1)	(0.9)	(1.3)	—	—

Net income	358.9	395.7	521.7	413.8	369.4	484.9	466.1

Less: Income attributable to noncontrolling interests	2.6	2.8	3.4	3.3	2.4	3.2	3.2

Net income attributable to ITT Inc.	$356.3	$392.9	518.3	410.5	367.0	481.7	462.9

Earnings (loss) per share from continuing operations attributable to ITT Inc.:
Basic	$4.49	$4.80	$6.34	$5.00	$4.42	$6.03	$5.10
Diluted	4.46	4.77	6.30	4.97	4.40	6.00	5.08
Weighted average common shares:
Basic	79.4	81.9	81.8	82.3	83.4	79.9	90.7
Diluted	79.8	82.4	82.3	82.7	83.7	80.3	91.1

	Historical ITT					Combined Pro Forma
	September 27, 2025	September 28, 2024	December 31,
			2024	2023	2022	September 27, 2025
	(in millions)
Balance Sheet Data:
Total assets	$5,060.3	$4,944.5	$4,731.3	$3,932.6	$3,780.3	$10,730.9
Total liabilities	2,388.0	2,188.8	1,945.5	1,393.5	1,522.9	6,168.0
Total accumulated other comprehensive loss	(316.0)	(325.5)	(418.3)	(331.9)	(344.3)	(316.0)
Total shareholders’ equity	2,672.3	2,755.7	2,785.8	2,539.1	2,257.4	4,562.9
Total liabilities and shareholders’ equity	5,060.3	4,944.5	4,731.3	3,932.6	3,780.3	10,730.9

	Historical ITT						Combined Pro Forma
	For the nine months ended		For the year ended December 31,			Last twelve months ended	Last twelve months ended
	September 27, 2025	September 28, 2024	2024	2023	2022	September 27, 2025	September 27, 2025
	(dollars in millions)
Other Data:
Adjusted operating income(1)(2)	$523.0	$482.0	$642.7	$554.6	$473.8	$683.7	$1,025.5
Adjusted operating margin(1)(2)	18.1%	17.8%	17.7%	16.9%	15.9%	17.9%	19.9%
Adjusted income from continuing operations(1)(3)	$388.5	$361.3	$482.3	$431.0	$371.5	$509.5	N/A
Adjusted income from continuing operations per diluted share(1)(3)	$4.87	$4.38	$5.86	$5.21	$4.44	$6.34	N/A
Adjusted EBITDA(1)(4)	$631.6	$584.1	$780.6	$665.5	$579.0	$828.1	$1,124.5
Adjusted EBITDA margin(1)(4)	21.9%	21.6%	21.5%	20.3%	19.4%	21.7%	21.9%
Free cash flow(1)(5)	$368.0	$251.9	$438.7	$430.4	$173.8	$554.8	N/A
Free cash flow margin(1)(5)	12.8%	9.3%	12.1%	13.1%	5.8%	14.6%	N/A

(1)

Our non-GAAP financial measures for the periods presented in the table above and elsewhere in this prospectus supplement include organic revenue, adjusted operating income, adjusted operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share (adjusted EPS), adjusted EBITDA, adjusted EBITDA margin and free cash flow.

We believe the above non-GAAP financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, our core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying business. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

(2)

“Adjusted operating income” is defined as operating income adjusted to exclude special items that include, but are not limited to, restructuring, certain asset impairment charges, certain acquisition- and divestiture-related impacts, and unusual or infrequent operating items. “Adjusted operating margin” is defined as adjusted operating income divided by revenue. Special items represent charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to our ongoing operations and performance. We believe that adjusted operating income and adjusted operating margin provide useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our profitability with prior and future periods and to our peers.

The following is a reconciliation of operating income to adjusted operating income for the periods presented below.

	Historical ITT						Combined Pro Forma
	Nine months ended		Year ended December 31,			Last twelve months ended	Last twelve months ended
	September 27, 2025	September 28, 2024	2024	2023	2022	September 27, 2025	September 27, 2025
	(dollars in millions)
Operating income	$505.8	$518.2	$676.0	$528.2	$468.0	$663.6	$775.3
(Gain) loss on sale of businesses	—	(47.8)	(47.8)	15.3	—	—	(1.0)
(Gain) loss on sale of long-lived assets(a)	—	—	—	—	(15.5)	—	0.5
Restructuring	13.5	6.6	8.1	9.9	3.8	15.0	23.4
Acquisition-related impacts	1.3	5.3	7.0	2.4	3.7	3.0	9.7
Impacts related to Russia-Ukraine war	—	—	(0.6)	2.5	7.9	(0.6)	(0.6)
Asset impairment charges	—	—	—	—	1.7	—	—
Other special items(b)	2.4	(0.3)	—	(3.7)	4.2	2.7	4.2
Adjusted operating income	$523.0	$482.0	$642.7	$554.6	$473.8	$683.7	$811.5
Operating margin	17.5%	19.2%	18.6%	16.1%	15.7%	17.4%	15.1%
Adjusted operating margin	18.1%	17.8%	17.7%	16.9%	15.9%	17.9%	15.8%

(a)	2022 includes a gain of $14.7 million related to the sale of a former operating facility that was previously held by a business within our IP segment.
(b)	2023 includes income from a recovery of costs associated with the 2020 lease termination of a legacy site. 2022 includes severance charges and accelerated amortization of an intangible asset.

(3)

“Adjusted Income from Continuing Operations” is defined as income from continuing operations attributable to ITT Inc. adjusted to exclude special items that include, but are not limited to, restructuring, certain asset impairment charges, certain acquisition- and divestiture-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to our ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred and the tax deductibility under local tax rules. “Adjusted Income from Continuing Operations per Diluted Share” (adjusted EPS) is defined as adjusted income from continuing operations divided by diluted weighted average common shares outstanding. We believe that adjusted income from continuing operations and adjusted EPS provide useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our operating profitability with prior and future periods and to our peers.

The following are reconciliations of income from continuing operations attributable to ITT to adjusted income from continuing operations attributable to ITT and income from continuing operations attributable to ITT per diluted share (EPS) to adjusted income from continuing operations attributable to ITT per diluted share for the periods presented below. Per share amounts are reported in ones and may not calculate due to rounding.

	Historical ITT
	Nine months ended		Year ended December 31,			Last twelve months ended
	September 27, 2025	September 28, 2024	2024	2023	2022	September 27, 2025
	(in millions)
Income from continuing operations attributable to ITT	$356.4	$393.1	$518.4	$411.4	$368.3	$481.7
(Gain) loss on sale of businesses(a)	—	(47.8)	(47.8)	15.3	—	—
Gain on sale of long-lived assets(b)	—	—	—	—	(15.5)	—
Restructuring	13.5	6.6	8.1	9.9	3.8	15.0
Acquisition- and divestiture-related impacts	1.3	5.3	7.0	2.4	3.7	3.0
Impacts from Russia-Ukraine war	1.3	(0.3)	(0.6)	2.5	7.9	1.0
Asset impairment charges	—	—	—	—	1.7	—
Other pre-tax special items(c)	1.1	—	—	(2.3)	4.2	1.1
Net tax benefit of pre-tax special items(d)	(4.1)	(2.9)	(3.3)	(6.2)	(0.3)	(4.5)
Other tax-related special items(e)(f)(g)(h)	19.0	7.3	0.5	(2.0)	(2.3)	12.2
Adjusted income from continuing operations attributable to ITT	$388.5	$361.3	$482.3	$431.0	$371.5	$509.5

	Historical ITT
	Nine months ended		Year ended December 31,			Last twelve months ended
	September 27, 2025	September 28, 2024	2024	2023	2022	September 27, 2025
EPS from continuing operations	$4.46	$4.77	$6.30	$4.97	$4.40	$6.00
(Gain) loss on sale of businesses(a)	—	(0.58)	(0.58)	0.19	—	—
Gain on sale of long-lived assets(b)	—	—	—	—	(0.19)	—
Restructuring	0.17	0.08	0.09	0.12	0.05	0.19
Acquisition- and divestiture-related impacts	0.02	0.06	0.08	0.03	0.04	0.04
Impacts from Russia-Ukraine war	0.2	—	(0.01)	0.03	0.09	0.01
Asset impairment charges	—	—	—	—	0.02	—
Other pre-tax special items(c)	0.01	—	—	(0.04)	0.06	0.01
Net tax benefit of pre-tax special items	(0.05)	(0.04)	(0.04)	(0.07)	—	(0.06)
Other tax-related special items(d)(e)(f)(g)	0.24	0.09	0.02	(0.02)	(0.03)	0.15
Adjusted EPS from continuing operations	$4.87	$4.38	$5.86	$5.21	$4.44	$6.34

(a)

Relates to the sale of our Wolverine business in July 2024 and Matrix business in December 2023. For further information, see Note 21, Acquisitions, Investments, and Divestitures, to ITT’s consolidated financial statements as filed in ITT’s Form 10-K for the fiscal year ended December 31, 2024 incorporated by reference herein.

(b)	2022 includes a gain of $14.7 million on the sale of a former operating facility previously held by a business within our IP segment.
(c)

2023 primarily includes income of $3.7 million from a recovery of costs associated with the 2020 lease termination of a legacy site, partially offset by interest expense of $1.4 million related to a tax audit settlement in Italy. 2022 primarily includes severance costs.

(d)

2024 includes tax expense on distributions of $12.5 million, tax benefit from valuation allowance impacts of ($6.7) million, tax benefit on undistributed foreign earnings of ($5.7) million, tax benefit related to the Micro Mode acquisition of ($2.2) million, tax expense from tax rate change impacts of $1.6 million, and other tax expense items totaling $1.0 million.

(e)

2023 includes benefits from valuation allowance reversals of $(16.4) million, a settlement expense primarily related to a tax audit in Italy of $14.4 million, the tax impact on distributions of $7.5 million, an amendment of our federal tax return of $(4.9) million, and other of $(2.6) million.

(f)	2022 consists primarily of employee severance expense and includes accelerated amortization expense of an intangible asset.
(g)

Nine months ended September 27, 2025 includes tax expense on distributions of non-U.S. income of $9.4 million, tax expense on return to accrual adjustments of $4.3 million, tax expense on undistributed foreign earnings of $3.5 million, and other tax (benefit) expense special items of $1.8 million.

(h)

Nine months ended September 28, 2024 includes tax expense on distributions of $5.4 million, tax expense from valuation allowance impacts of $2.2 million, expense from tax on undistributed foreign earnings of $1.9 million, a tax benefit to record a net operating loss deferred tax asset related to a prior year acquisition of $(2.0) million and a tax benefit on return to accrual adjustments of ($0.6) million.

(4)

“EBITDA” is defined as earnings before net interest expense, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted to exclude acquisition and divestiture related costs and special items that include, but are not limited to, restructuring, certain asset impairment charges, and unusual or infrequent items. “Adjusted EBITDA margin” is defined as adjusted EBITDA divided by revenue. We believe that adjusted EBITDA and adjusted EBITDA margin are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

The following is a reconciliation of income from continuing operations attributable to ITT to adjusted EBITDA and income from continuing operations attributable to ITT margin to adjusted EBITDA margin for the periods presented below.

	Historical ITT						Combined Pro Forma
	Nine months ended		Year ended December 31,			Last twelve months ended	Last twelve months ended
	September 27, 2025	September 28, 2024	2024	2023	2022	September 27, 2025	September 27, 2025
	(dollars in millions)
Income from continuing operations attributable to ITT	$356.4	$393.1	$518.4	$411.4	$368.3	$481.7	$462.9
Depreciation and amortization	107.9	100.7	137.3	109.2	107.4	144.5	322.3
Interest, net	28.0	20.1	30.0	10.4	6.4	37.9	181.6
Income taxes	122.0	104.1	125.8	104.8	91.1	143.7	122.0
Reported EBITDA	614.3	618.0	811.5	635.8	573.2	807.8	1,088.8
(Gain) loss on sale of business	—	(47.8)	(47.8)	15.3	—	—	(1.0)
(Gain) loss on sale of long-lived assets	—	—	—	—	(15.5)	—	0.5
Restructuring	13.5	6.6	8.1	9.9	3.8	15.0	23.4
Acquisition and divestiture-related costs	1.4	7.6	9.4	4.3	3.7	3.2	9.7
Impacts from Russia-Ukraine War	1.3	(0.3)	(0.6)	2.5	7.9	1.0	1.0
Other special items	1.1	—	—	(2.3)	5.9	1.1	2.1
Adjusted EBITDA	$631.6	$584.1	$780.6	$665.5	$579.0	$828.1	$1,124.5
Income from continuing operations attributable to ITT margin	12.4%	14.6%	14.3%	12.5%	12.3%	12.6%	9.0%
EBITDA margin	21.3%	22.9%	22.4%	19.4%	19.2%	21.2%	21.2%
Adjusted EBITDA margin	21.9%	21.6%	21.5%	20.3%	19.4%	21.7%	21.9%

(5)

“Free cash flow” is defined as net cash provided by operating activities less capital expenditures net of capital-related government incentives. “Free cash flow margin” is defined as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin provide useful information to investors as they provide insight into primary cash flow metrics used by management to monitor and evaluate cash flows generated by our operations.

The following is a reconciliation of net cash from operating activities to free cash flow and operating cash flow margin to free cash flow margin for the periods presented below.

	Historical ITT						Combined Pro Forma
	Nine months ended		Year ended December 31,			Last twelve months ended	Last twelve months ended
	September 27, 2025	September 28, 2024	2024	2023	2022	September 27, 2025	September 27, 2025
	(dollars in millions)
Net cash from operating activities	$441.0	$339.4	$562.6	$538.0	$277.7	$664.2	$755.8
Capital expenditures	80.9	87.5	123.9	107.6	103.9	117.3	139.4
Proceeds from government incentives	(7.9)	—	—	—	—	(7.9)	(7.9)
Free cash flow	$368.0	$251.9	$438.7	$430.4	$173.8	$554.8	$624.3
Operating cash flow margin	15.3%	12.6%	15.5%	16.4%	9.3%	17.4%	14.7%
Free cash flow margin	12.8%	9.3%	12.1%	13.1%	5.8%	14.5%	12.1%

The following tables set forth additional non-GAAP financial data and reconciliations to financial information prepared in accordance with GAAP. See “Use of Non-GAAP Financial Information” herein.

Organic revenue(a) 2024 compared to 2021

(dollars in millions)
2024 Revenue	$3,630.7
Less: Acquisitions	300.9
Less: FX	(158.0)
2024 Organic revenue	$3,487.8
2021 Revenue	$2,765.0
Less: Divestitures	82.5
2021 Organic revenue	$2,682.5

Reported revenue growth - $	$865.7
Reported revenue growth - %	31.3%
Reported cumulative growth rate	9.5%

Organic revenue growth - $	$805.3
Organic revenue growth - %	30.0%
Organic cumulative growth rate	9.1%

December 31, 2021
(dollars in millions)
Operating income	$504.3
Asbestos-related benefit	(74.4)
Restructuring costs	9.6
Other special items(b)	3.1
Adjusted operating income	$442.6
Operating margin	18.2%
Adjusted operating margin	16.0%

December 31, 2021
Reported EPS	$3.64
Restructuring costs	0.11
Asbestos-related benefit	(0.86)
Net tax benefit of pre-tax special items(c)	1.29
Other tax-related special items	(0.13)
Adjusted EPS	$4.05

(a)

“Organic revenue” is defined as revenue, excluding the impacts of foreign currency fluctuations, acquisitions, and divestitures that may or may not qualify as discontinued operations. Current year activity from acquisitions is excluded for twelve months following the closing date of acquisition. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Prior year revenue is adjusted to exclude activity during the comparable period for twelve months post-closing date for divestitures that do not qualify as discontinued operations. We believe that reporting organic revenue provides useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers.

(b)	Primarily reflects accelerated amortization of an intangible asset.
(c)	Full year 2021 net tax benefit of pre-tax special items primarily reflects the tax expense on a deferred tax asset write-off resulting from the asbestos sale.

Summary Historical Financial and Other Information of SPX FLOW

The following table presents summary historical consolidated financial information for SPX FLOW as of the dates and for the periods indicated. The summary historical condensed consolidated statements of operations data for the nine months ended September 27, 2025 and September 28, 2024 and the summary historical condensed consolidated balance sheet data as of September 27, 2025 presented below have been derived from SPX FLOW’s unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement. The summary historical consolidated statements of operations data for the years ended December 31, 2024 and 2023 and the consolidated balance sheet data as of December 31, 2024 and 2023 presented below have been derived from SPX FLOW’s audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary financial and other data for the TTM Period has been derived by taking the historical audited consolidated financial data for SPX FLOW for the year ended December 31, 2024 less the historical unaudited consolidated financial data for SPX FLOW for the nine months ended September 28, 2024, plus the historical audited consolidated financial data for SPX FLOW for the nine months ended September 27, 2025.

SPX FLOW’s results of operations for the nine months ended September 27, 2025 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year. The information set forth below should be read together with the other information contained in SPX FLOW’s audited consolidated financial statements and unaudited condensed consolidated financial statements, all of which are included in our Current Report on Form 8-K filed with the SEC on December 8, 2025, which is incorporated by reference into this prospectus supplement.

	For the nine months ended		For the year ended December 31,		Last twelve months ended
	September 27, 2025	September 28, 2024	2024	2023	September 27, 2025
	(in millions)
Statement of Operations Data:
Revenue	$972.1	$1,022.4	$1,380.2	$1,430.1	$1,329.9
Cost of products sold	565.1	599.5	808.6	859.2	774.2

Gross profit	407.0	422.9	571.6	570.9	555.7

Selling, general and administrative	213.3	224.9	295.1	320.3	283.5
Intangible amortization	75.8	80.3	105.4	122.1	100.9
Restructuring and other related charges	6.5	2.5	4.9	10.1	8.9
Loss (gain) on sales of businesses	—	26.7	25.7	(2.1)	(1.0)

Operating income (loss)	111.4	88.5	140.5	120.5	163.4
Other income (expense), net	(12.4)	(0.1)	5.0	(3.7)	(7.3)
Interest expense, net	(91.6)	(107.6)	(139.6)	(159.3)	(123.6)
Losses on early extinguishment of debt	(1.2)	(9.3)	(9.3)	(8.6)	(1.2)

Income (loss) before income taxes	6.2	(28.5)	(3.4)	(51.1)	31.3
Income tax benefit (provision)	8.7	(46.9)	(41.4)	(8.4)	14.2

Net income (loss)	14.9	(75.4)	(44.8)	(59.5)	45.5

Other comprehensive income (loss), net	128.5	2.7	(87.6)	54.6	38.2

Total comprehensive income (loss)	$143.4	$(72.7)	$(132.4)	$(4.9)	$83.7

	September 27, 2025	December 31,
		2024	2023
	(in millions)
Balance Sheet Data:
Total assets	$3,399.7	$3,359.9	$4,144.2
Total current liabilities	417.7	386.2	422.5
Total long-term liabilities	2,103.0	1,938.1	2,318.5
Total equity	879.0	1,035.6	1,403.2
Total liabilities and equity	3,399.7	3,359.9	4,144.2

	For the nine months ended		For the year ended December 31,		Last twelve months ended
	September 27, 2025	September 28, 2024	2024	2023	September 27, 2025
	(dollars in millions)
Other Data:
Adjusted EBITDA(1)	$204.3	$224.6	$316.7	$296.9	$296.4
Adjusted EBITDA margin(1)	21.0%	22.0%	22.9%	20.8%	22.3%

(1)	SPX FLOW’s non-GAAP financial measures for the periods presented in the table above include adjusted EBITDA and adjusted EBITDA margin.

“Adjusted EBITDA” is defined as earnings before net interest expense, taxes, depreciation and amortization, adjusted to exclude loss (gain) on sale of business, restructuring costs, acquisition related costs and certain other special items. “Adjusted EBITDA margin” is defined as adjusted EBITDA divided by revenue. Other adjustments include extinguishment of debt and other related fees. Adjusted EBITDA and adjusted EBITDA margin are useful to investors and other users of the financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to competitors.

The following is a reconciliation of net income (loss) to adjusted EBITDA and net income (loss) margin to adjusted EBITDA margin for the periods presented below.

	For the nine months ended		For the year ended December 31,		Last twelve months ended
	September 27, 2025	September 28, 2024	2024	2023	September 27, 2025
	(dollars in millions)
Net income (loss)	$14.9	$(75.4)	$(44.8)	$(59.5)	$45.5
Depreciation and amortization	94.8	103.5	134.8	165.5	126.1
Interest, net	91.6	107.6	139.6	159.3	123.6
Income taxes	(8.7)	46.9	41.4	8.4	(14.2)
Reported EBITDA	192.6	182.6	271.0	273.7	281.0
(Gain) loss on sale of business	—	26.7	25.7	(2.1)	(1.0)
Restructuring costs	6.0	2.5	4.9	10.1	8.4
Acquisition-related costs	4.2	3.2	5.5	6.6	6.5
Other special items(a)	1.5	9.6	9.6	8.6	1.5
Adjusted EBITDA	$204.3	$224.6	$316.7	$296.9	$296.4
Net income (loss) margin	1.5%	(7.4)%	(3.2)%	(4.2)%	3.4%
EBITDA margin	19.8%	17.9%	19.6%	19.1%	21.1%
Adjusted EBITDA margin	21.0%	22.0%	22.9%	20.8%	22.3%

(a)	Other special items primarily reflect the loss on early extinguishment of debt.

Unaudited Pro Forma Combined Condensed Financial Statements

Introduction

On December 4, 2025, ITT entered into the Purchase Agreement with the Seller, SPX FLOW and the Buyer, pursuant to which the Buyer agreed to purchase (the “Acquisition”) 100% of the issued and outstanding membership interests in SPX FLOW, a provider of highly engineered equipment and process technologies for the industrial and health and nutrition markets. The aggregate consideration is $4,775 million, which will be subject to normal working capital adjustments. The consideration is expected to consist of $4,075 million in cash and 3,839,824 shares of ITT common stock to be issued to the Seller.

The Company has received commitments for a $2,875 million term loan facility (the “Term Loan Facility”) and a $1,200 million bridge financing facility (the “Bridge Loan Facility”). It is intended that the amount committed under the Bridge Loan Facility will be replaced on a dollar-for-dollar basis by the issuance of shares of ITT common stock in this offering.

The unaudited pro forma combined condensed statements of operations reflect the pro forma impact of the Transactions described below as if they had been completed on January 1, 2024, and the unaudited pro forma combined condensed balance sheet reflects the pro forma impact of the Transactions described below as if they had been completed on September 27, 2025:

•	the consummation of the Acquisition, including the issuance of 3,839,824 shares of common stock of ITT issued to the Seller;

•	the incurrence of $2,875 million in debt under the Term Loan Facility; and

•	the issuance of 7,000,000 shares of ITT common stock in this offering (at an assumed price to the public of $180.99 per share, the last reported sale price of our common stock on the NYSE); and

•	the payment and/or accrual of the expenses and fees related to each of the above.

The unaudited pro forma combined condensed balance sheet as of September 27, 2025 is based upon ITT’s audited consolidated balance sheet as of September 27, 2025 as filed with the SEC in ITT’s Quarterly Report on Form 10-Q on October 29, 2025, combined with the unaudited historical balance sheet of SPX FLOW as of September 27, 2025 as filed with the SEC on Form 8-K on December 8, 2025, both of which are incorporated by reference into this prospectus supplement. The unaudited pro forma combined condensed balance sheet is presented as if the Transactions had occurred on September 27, 2025.

The unaudited pro forma combined condensed statements of operations for the nine months ended September 27, 2025 and September 28, 2024 are based upon ITT’s historical unaudited statement of operations for the nine months ended September 27, 2025 and September 28, 2024, as filed with the SEC in ITT’s Quarterly Report on Form 10-Q on October 29, 2025, combined with the unaudited historical statement of operations of SPX FLOW for the nine months ended September 27, 2025 and September 28, 2024 as filed with the SEC on Form 8-K on December 8, 2025, both of which are incorporated by reference into this prospectus supplement. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2024 is based upon ITT’s historical unaudited statement of operations for year ended December 31, 2024, as filed with the SEC in ITT’s Annual Report on Form 10-K on February 10, 2025, combined with the unaudited historical statement of operations of SPX FLOW as of December 31, 2024 as filed with the SEC on Form 8-K on December 8, 2025, both of which are incorporated by reference into this prospectus supplement. The unaudited pro forma combined condensed statements of operations are presented as if the Transactions had occurred on January 1, 2024.

Pro forma adjustments are based upon available information and assumptions that management believes are reasonable. Such adjustments are estimated and are subject to change. Certain financial statement line items included in SPX FLOW’s historical presentation have been adjusted to conform to corresponding financial statement line items included in ITT’s historical presentation.

The unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting as outlined in the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 805, Business Combinations, under U.S. GAAP, with the Company considered the acquiring company. Based on the acquisition method of accounting, the consideration paid for SPX FLOW is allocated to its assets and liabilities based on their preliminary estimated fair value. The purchase price allocation and valuation are based on preliminary estimates, subject to final adjustments and provided for informational purposes only. For the purpose of measuring the preliminary estimated fair value of the assets acquired and liabilities assumed, management has applied the accounting guidance under U.S. GAAP for fair value measurements, using established valuation techniques. This guidance establishes the framework for measuring fair value for any asset acquired or liability assumed under U.S. GAAP. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

The pro forma adjustments and allocation of purchase price of the Acquisition are preliminary and are based on management’s estimates of the fair value of the assets acquired and liabilities assumed, which will be finalized within one year after the Acquisition. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual net tangible and intangible assets that exist as of the date of the completion of the Acquisition and related financing transactions. Any final adjustments may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined condensed financial information. In addition, the timing of the completion of the Acquisition and related financing transactions and other changes in our net tangible and intangible assets prior to the completion of the transactions described above could cause material differences in the information presented.

The combined condensed pro forma financial information is being provided for illustrative purposes only and does not purport to represent what the Company’s actual financial position or results of operations would have been had the Transactions occurred on the dates assumed nor do they project the Company’s results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the Acquisition may differ significantly from these unaudited pro forma combined condensed financial statements for a number of reasons. The pro forma adjustments, as described in the notes to the unaudited pro forma combined condensed financial information, are based on currently available information. Management believes such adjustments are factually supportable, directly attributable, and with respect to the unaudited pro forma combined condensed statements of operations, are expected to have a continuing impact to the combined results. The pro forma financial statements do not account for costs to integrate the operations of ITT and SPX FLOW or the costs necessary to achieve or the impact of any cost savings, operating synergies, and revenue enhancements resulting from the Acquisition.

This offering is not contingent upon consummation of the Acquisition or the other Transactions. We cannot assure you that the Transactions will be consummated or, if consummated, that they will be consummated on the terms we currently expect.

ITT INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

(IN MILLIONS)

	As of September 27, 2025
	ITT as Reported	Historical SPX FLOW Reclassified	Transaction Accounting Adjustments		Pro Forma Adjustments - Term Loan Facility		Pro Forma Adjustments - Equity offering		Pro Forma Combined Condensed
Assets
Current assets:
Cash and cash equivalents	$516.4	$180.7	$(4,255.7)	[A]	$2,865.0	[B]	$1,241.6	[C]	$548.0
Receivables, net	808.5	241.7	—		—		—		1,050.2
Inventories, net	658.2	202.2	40.0	[D]	—		—		900.4
Other current assets	154.6	78.4	—		—		—		233.0

Total current assets	2,137.7	703.0	(4,215.7)		2,865.0		1,241.6		2,731.6

Plant, property and equipment, net	603.1	156.8	—		—		—		759.9
Goodwill	1,499.1	994.6	1,930.0	[E]	—		—		4,423.7
Other intangible assets, net	440.7	1,499.0	450.0	[F]	—		—		2,389.7
Other non-current assets	379.7	46.3	—		—		—		426.0

Total non-current assets	2,922.6	2,696.7	2,380.0		—		—		7,999.3

Total assets	$5,060.3	$3,399.7	$(1,835.7)		$2,865.0		$1,241.6		$10,730.9

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$418.0	2.3	$—		$—		$—		$420.3
Accounts payable	458.1	149.0	—		—		—		607.1
Accrued liabilities	529.2	266.4	51.0	[G]	—		—		846.6

Total current liabilities	1,405.3	417.7	51.0		—		—		1,874.0

Noncurrent portion of long-term debt	577.7	1,753.4	(1,753.4)	[H]	2,865.0	[B]	—		3,442.7
Postretirement benefits	123.5	33.5	—		—		—		157.0
Other non-current liabilities	281.5	316.1	96.7	[I]	—		—		694.3

Total non-current liabilities	982.7	2,103.0	(1,656.7)		2,865.0		—		4,294.0

Total liabilities	$2,388.0	$2,520.7	$(1,605.7)		$2,865.0		$—		$6,168.0

Common stock	78.0	—	3.8	[J]	—		7.0	[C]	88.8
Other shareholders’ equity	2,586.9	879.0	(233.8)	[K]	—		1,234.6	[C]	4,466.7

ITT Inc. shareholders’ equity	2,664.9	879.0	(230.0)		—		1,241.6		4,555.5

Noncontrolling interests	7.4	—	—		—		—		7.4

Total shareholders’ equity	$2,672.3	$879.0	$(230.0)		$—		$1,241.6		$4,562.9

Total liabilities and shareholders’ equity	$5,060.3	$3,399.7	$(1,835.7)		$2,865.0		$1,241.6		$10,730.9

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Nine Months Ended September 27, 2025
	As Reported	Historical SPX FLOW Reclassified	Transaction Accounting Adjustments		Pro Forma Adjustments - Term Loan Facility		Pro Forma Combined Condensed
Revenue	$2,884.5	972.1	$—		$—		$3,856.6
Costs of revenue	1,866.2	565.1	17.8	[F]	—		2,449.1

Gross profit	1,018.3	407.0	(17.8)		—		1,407.5

General and administrative expenses	260.8	109.4	—		—		370.2
Sales and marketing expenses	167.7	157.4	5.3	[F]	—		330.4
Research and development expenses	84.0	28.8	6.7	[F]	—		119.5

Operating income	505.8	111.4	(29.8)		—		587.4
Interest expense, net	33.6	95.8	(95.8)	[L]	111.6	[M]	145.2
Loss on early extinguishment of debt	—	1.2	—		—		1.2
Interest income	(5.6)	(4.2)	—		—		(9.8)
Other non-operating (income), expense, net	(3.2)	12.4	—		—		9.2

Income from continuing operations before income tax expense	481.0	6.2	66.0		(111.6)		441.6
Income tax expense	122.0	(8.7)	18.0	[N]	(24.0)	[N]	107.3

Income from continuing operations	359.0	14.9	48.0		(87.6)		334.3
Less: Income attributable to noncontrolling interests	2.6	—	—		—		2.6

Income from continuing operations, net of tax attributable to ITT Inc.	$356.4	$14.9	$48.0		$(87.6)		$331.7

Earnings per share from continuing operations attributable to ITT Inc.:
Basic earnings per share	$4.49						$3.68
Diluted earnings per share	$4.46						$3.66
Weighted average common shares – basic	79.4						90.2	[O]
Weighted average common shares – diluted	79.8						90.6	[O]

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Nine Months Ended September 28, 2024
	As Reported	Historical SPX FLOW Reclassified	Transaction Accounting Adjustments		Pro Forma Adjustments - Term Loan Facility		Pro Forma Combined Condensed
Revenue	$2,701.7	1,022.4	$—		$—		$3,724.1
Costs of revenue	1,768.7	600.8	99.0	[P]	—		2,468.5

Gross profit	933.0	421.6	(99.0)		—		1,255.6

General and administrative expenses	223.1	114.7	60.0	[G]	—		397.8
Sales and marketing expenses	151.2	161.7	2.6	[F]	—		315.5
Research and development expenses	88.3	30.0	6.2	[F]	—		124.5
(Gain) loss on sale of businesses	(47.8)	26.7	—		—		(21.1)

Operating income	518.2	88.5	(167.8)		—		438.9
Interest expense, net	25.1	113.7	(113.7)	[L]	111.6	[M]	136.7
Loss on early extinguishment of debt	—	9.3	—		—		9.3
Interest income	(5.0)	(6.1)	—		—		(11.1)
Other non-operating (income), expense, net	(1.9)	0.1	—		—		(1.8)

Income from continuing operations before income tax expense	500.0	(28.5)	(54.1)		(111.6)		305.8
Income tax expense	104.1	46.9	3.4	[N]	(24.0)	[N]	130.4

Income from continuing operations	395.9	(75.4)	(57.5)		(87.6)		175.4
Less: Income attributable to noncontrolling interests	2.8	—	—		—		2.8

Income from continuing operations, net of tax attributable to ITT Inc.	$393.1		$(57.5)		$(87.6)		$172.6

Earnings per share from continuing operations attributable to ITT Inc.:
Basic earnings per share	$4.80						$1.86
Diluted earnings per share	$4.77						$1.85
Weighted average common shares – basic	81.9						92.7	[O]
Weighted average common shares – diluted	82.4						93.2	[O]

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Year Ended December 31, 2024
	As Reported	Historical SPX FLOW Reclassified	Transaction Accounting Adjustments		Pro Forma Adjustments - Term Loan Facility		Pro Forma Combined Condensed
Revenue	$3,630.7	1,380.2	$—		$—		5,010.9
Costs of revenue	2,383.4	810.0	116.7	[P]	—		3,310.1

Gross profit	1,247.3	570.2	(116.7)		—		1,700.8

General and administrative expenses	297.1	152.0	60.0	[G]	—		509.1
Sales and marketing expenses	205.7	214.0	4.3	[F]	—		424.0
Research and development expenses	116.3	38.0	8.7	[F]	—		163.0
(Gain) loss on sale of businesses	(47.8)	25.7	—		—		(22.1)

Operating income	676.0	140.5	(189.7)		—		626.8
Interest expense, net	36.6	146.6	(146.6)	[L]	148.8	[M]	185.4
Loss on early extinguishment of debt	—	9.3	—		—		9.3
Interest income	(6.6)	(7.0)	—		—		(13.6)
Other non-operating income, net	(1.6)	(5.0)	—		—		(6.6)

Income from continuing operations before income tax expense	647.6	(3.4)	(43.1)		(148.8)		452.3
Income tax expense	125.8	41.4	9.9	[N]	(32.0)	[N]	145.1

Income from continuing operations	521.8	(44.8)	(53.0)		(116.8)		307.2
Less: Income attributable to noncontrolling interests	3.4	—	—		—		3.4

Income from continuing operations, net of tax attributable to ITT Inc.	$518.4	$(44.8)	$(53.0)		$(116.8)		$303.8

Earnings per share from continuing operations attributable to ITT Inc.:
Basic earnings per share	$6.34						$3.28
Diluted earnings per share	$6.30						$3.26
Weighted average common shares – basic	81.8						92.6	[O]
Weighted average common shares – diluted	82.3						93.1	[O]

Notes to Unaudited Pro Forma Combined Condensed Financial Information

(Millions of dollars, except per share amounts)

Note 1. Basis of Presentation

On December 4, 2025, ITT Inc. (“ITT” or the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with LSF11 Redwood Parent LP (the “Seller”), LSF11 Redwood TopCo LLC (“SPX FLOW”) and ITT Industries Holdings, Inc., a wholly owned subsidiary of ITT (the “Buyer”), pursuant to which the Buyer agreed to purchase (the “Acquisition”) 100% of the issued and outstanding membership interests in SPX FLOW, a provider of highly engineered equipment and process technologies for the industrial and health and nutrition markets. The aggregate consideration (“Purchase Consideration”) is $4,775, which will be subject to normal working capital adjustments. The consideration is expected to consist of $4,075 cash and 3,839,824 shares of ITT common stock to be issued to the Seller.

The Company has received commitments for a $2,875 million term loan facility (the “Term Loan Facility”) and a $1,200 million bridge financing facility (the “Bridge Loan Facility”). It is intended that amount committed under the Bridge Loan Facility will be replaced on a dollar-for-dollar basis by the issuance of shares of ITT common stock in this offering.

The unaudited pro forma combined condensed financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with ITT as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of ITT and SPX FLOW. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of Purchase Consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The pro forma adjustments represent ITT management’s best estimates and are based upon currently available information and certain assumptions that ITT believes are reasonable under the circumstances.

The unaudited pro forma combined condensed balance sheet as of September 27, 2025, combines the historical consolidated balance sheets of the Company and SPX FLOW and has been prepared as if the Acquisition had occurred on September 27, 2025. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2024 and the nine months ended September 27, 2025 and September 28, 2024, combine the historical consolidated statement of operations of the Company and SPX FLOW and has been prepared as if the Acquisition closed on January 1, 2024.

Note 2. Purchase Price and Purchase Price Allocation

The following table summarizes the preliminary estimate of the Purchase Consideration to be transferred in connection with the Acquisition:

Cash	$4,075.0
ITT shares issued (in whole shares)[1]	3,839,824
Volume-weighted average share price	$182.3

Value of ITT shares expected to be issued to the Seller	$700.0

Total estimated Purchase Consideration	$4,775.0

[1]	The number of shares to be issued is based on the volume-weighted average price of the common stock in the 5-trading days ending on the date before the signing of the Purchase Agreement.

Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed of SPX FLOW will be recognized and measured at fair value as of the Acquisition date and added to those of ITT. The determination of fair value used in the transaction-related adjustments presented herein are preliminary and based on ITT management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition. The costs of finite-lived intangible assets are amortized through expense over their estimated lives. The final determination of the purchase price allocation will be based on SPX FLOW’s assets acquired and liabilities assumed as of the Acquisition date. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation will be subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. The purchase price allocation will be finalized within one year from the Acquisition date. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the Purchase Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed by ITT, as if the Acquisition had been consummated on September 27, 2025 based on the unaudited consolidated balance sheet of SPX FLOW as of September 27, 2025, with the excess recorded as goodwill:

Accounts Receivable	$241.7
Inventory	242.2
Other current assets	78.4
Customer relationships	1,350.0
Developed technology	270.0
Tradename	240.0
Backlog	89.0
Property, plant and equipment	156.8
Other noncurrent assets	46.3
Accounts payable	(149.0)
Other current liabilities	(268.7)
Deferred tax and other income tax liabilities	(377.9)
Other noncurrent liabilities	(68.4)

Net assets acquired	1,850.4
Goodwill	2,924.6

Total purchase price	$4,775.0

Note 3. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma combined condensed financial statements are as follows:

[A]	Pro forma adjustment of $(4,255.7) reflects the following adjustments to cash and cash equivalents:

Cash paid as part of Purchase Consideration	$(4,075.0)
Eliminate cash and cash equivalents on SPX FLOW not assumed in the transaction	(180.7)

Pro forma adjustment	$(4,255.7)

[B]	Reflects adjustment of $2,865.0 to record the proceeds from the Term Loan Facility, net of debt issuance costs of $10.

[C]

Reflects adjustment of $1,241.6 to record the estimated net proceeds from the issuance of 7,000,000 ITT shares in connection with this offering, based on an assumed price to the public of $180.99 per share, the last reported sale price of our common stock on the NYSE. Based on a par value per share of $1.00, the increase to common stock value within shareholders’ equity is $7.0.

[D]	Reflects an estimated $40.0 adjustment to reflect inventory at fair value as of September 27, 2025.

[E]

Reflects the elimination of SPX FLOW’s historical goodwill and the capitalization of the preliminary goodwill for the estimated Purchase Consideration in excess of the fair value of the net assets acquired in connection with the Acquisition, calculated as follows:

Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed (Note 2)	$2,924.6
Elimination of SPX FLOW’s historical goodwill	(994.6)

Pro forma net adjustment to goodwill	$1,930.0

[F]

Adjustments to reflect the preliminary fair values of SPX FLOW’s identifiable intangible assets and the associated amortization expense. The primary assets include customer relationships, tradename, developed technology and backlog. The fair value and amortization adjustments for each asset are based on preliminary assumptions. These assumptions are subject to further analysis and may change, which would result in a change to the adjustments included in the unaudited pro forma financial information. The following table presents the fair value, useful life and pro forma amortization adjustments for each asset:

Intangible Asset	Estimated Fair Value	Useful Life	Incremental amortization FY 2024	Incremental amortization YTD Sept. 27, 2025	Incremental amortization YTD Sept. 28, 2024
Customer relationships	$1,350.0	15	4.3	5.3	2.6
Technology	270.0	10	8.7	6.7	6.2
Backlog	89.0	1.25	69.8	17.8	52.1
Tradename	240.0	Indefinite	—	—	—

Total	1,949.0		82.8	29.8	60.9

Eliminate historical SPX FLOW intangible assets	(1,499.0)

Pro forma net adjustment to intangibles, net	$450.0

[G]	Non-recurring adjustment to record $60.0 in estimated transaction fees related to the Transactions, net of tax of $9.0.

[H]	Adjustment to reflect repayment of SPX FLOW indebtedness of $1,753.4 in connection with the Acquisition.

[I]	Adjustment to record $96.7 deferred tax liabilities relating to basis differences for incremental identified intangible assets of $450.0, calculated based on the statutory rate.

[J]

Represents increase in shares outstanding based on issuance of $700.0 in shares to the Seller. The number of shares is calculated based on the volume-weighted average price of the common stock in the 5-trading days ending on the date before the signing of the Purchase Agreement which was $182.30 per share resulting in the issuance of 3,839,824 additional shares. Based on a par value per share of $1.00, the increase to common stock value within shareholders’ equity is $3.8.

[K]	Reflects the impact to retained earnings as follows:

Issuance of shares to Seller as part of Purchase Consideration	700.0
Par value of common stock for shares issued to Seller	(3.8)
Elimination of SPX FLOW shareholders’ equity	(879.0)
Impact of transaction costs, net of tax	(51.0)

Net impact to shareholders’ equity	$(233.8)

[L]	Elimination of SPX FLOW historical interest expense of $95.8 and $146.6 for the nine months ended September 27, 2025 and the year ended December 31, 2024, respectively.

[M]	Reflects the net impact to interest expense as follows:

	Year ended December 31, 2024	Nine months ended September 27, 2025	Nine months ended September 27, 2024
Interest expense on new $2,875 Term Loan Facility at an assumed interest rate of 5%	$143.8	$107.8	$107.8
Amortization of debt issue costs	5.0	3.8	3.8

Net impact to interest expense	$148.8	$111.6	$111.6

[N]	Adjustments reflect the tax effect of income (loss) before income taxes for the pro forma adjustments, calculated based on the statutory rate.

[O]

Reflects the issuance of 3,839,824 shares of ITT common stock to the Seller and 7,000,000 shares of ITT common stock in this offering at an assumed price of $180.99 per share, the last reported sale price of our common stock on the NYSE.

The following tables summarize the impact to weighted average shares outstanding and earnings per share of a +/- 5% and +/- 10% change in the estimated share price of $180.99 per share, the last reported sale price of our common stock on the NYSE (shares in millions):

Nine months ended September 27, 2025
Change in assumed share price	(10)%	(5)%	5%	10%

Weighted average common shares - basic	91.0	90.6	89.9	89.6
Weighted average common shares - diluted	91.4	91.0	90.3	90.0
Basic earnings per share	3.64	3.66	3.69	3.70
Diluted earnings per share	3.63	3.64	3.67	3.69

Nine months ended September 28, 2024
Change in assumed share price	(10)%	(5)%	5%	10%

Weighted average common shares - basic	93.5	93.1	92.4	92.1
Weighted average common shares - diluted	94.0	93.6	92.9	92.6
Basic earnings per share	1.85	1.85	1.87	1.87
Diluted earnings per share	1.84	1.84	1.86	1.86

Year ended December 31, 2024
Change in assumed share price	(10)%	(5)%	5%	10%

Weighted average common shares - basic	93.4	93.0	92.3	92.0
Weighted average common shares - diluted	93.9	93.5	92.8	92.5
Basic earnings per share	3.25	3.27	3.29	3.30
Diluted earnings per share	3.23	3.25	3.27	3.28

[P]

Impact to costs of revenue reflects the non-recurring amortization of backlog intangible asset of $89 and recognition of $46.9 estimated inventory step-up based on inventory values as of January 1, 2024. The step up in inventories to fair value and backlog intangible asset increase cost of goods sold as the related inventories are sold or backlog is converted to revenue which, for purposes of the unaudited pro forma combined condensed financial information is assumed to occur within the first nine months after the Acquisition date for inventory and within 1.25 years for backlog. These costs are non-recurring in nature and not anticipated to affect the combined condensed income statement beyond twelve months after the Acquisition. A calculation of the net impact is as follows:

	Year ended December 31, 2024	Nine months ended September 27, 2025	Nine months ended September 27, 2024
Inventory impact to costs of revenue	$46.9	$—	$46.9
Backlog amortization	71.2	17.8	53.4
Elimination of SPX Flow backlog amortization	(1.4)	—	(1.3)

Net impact to interest expense	$116.7	$17.8	$99.0

Note 4: SPX FLOW Reclassification Adjustment Tables

Refer to the table below for a summary of reclassification adjustments made to SPX FLOW’s condensed consolidated balance sheet as of September 27, 2025 to conform to ITT’s presentation:

As of September 27, 2025	Historical SPX FLOW	Reclassification Adjustments		Historical SPX FLOW Reclassified
Assets
Current assets:
Cash and cash equivalents	$180.7	$—		$180.7
Receivables, net	241.7	—		241.7
Contract assets	32.5	(32.5)	(a)	—
Inventories, net	202.2	—		202.2
Other current assets	45.9	32.5	(a)	78.4

Total current assets	703.0	—		703.0

Plant, property and equipment, net	156.8	—		156.8
Goodwill	994.6	—		994.6
Other intangible assets, net	1,499.0	—		1,499.0
Other non-current assets	46.3	—		46.3

Total non-current assets	2,696.7	—		2,696.7

Total assets	$3,399.7	$—		$3,399.7

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	2.3	—		$2.3
Accounts payable	130.9	18.1	(b)	149.0
Income taxes payable	18.1	(18.1)	(b)	—
Contract liabilities	107.8	(107.8)	(c)	—
Accrued liabilities	158.6	107.8	(c)	266.4

Total current liabilities	417.7	—		417.7

As of September 27, 2025	Historical SPX FLOW	Reclassification Adjustments		Historical SPX FLOW Reclassified
Noncurrent portion of long-term debt	1,753.4	—		1,753.4
Postretirement benefits	—	33.5	(d)	33.5
Deferred and other income tax liabilities	281.2	(281.2)	(e)	—
Other non-current liabilities	68.4	247.7	(d) (e)	316.1

Total non-current liabilities	2,103.0	—		2,103.0

Total liabilities	$2,520.7	$—		$2,520.7

Total shareholders’ equity	879.0	—		879.0

Total liabilities and shareholders’ equity	$3,399.7	$—		$3,399.7

(a)	Represents a reclassification of $32.5 of contract assets to other current assets.
(b)	Represents a reclassification of $18.1 of income taxes payable to accounts payable.
(c)	Represents a reclassification of $107.8 of contract liabilities to accrued liabilities.
(d)	Represents a reclassification of $33.5 from other non-current liabilities to postretirement benefits.
(e)	Represents a reclassification of $281.2 of deferred and other income tax liabilities to other non-current liabilities.

Refer to the table below for a summary of reclassification adjustments to SPX FLOW’s condensed consolidated income statement for the nine months ended September 27, 2025 to conform with ITT’s presentation:

	Nine Months Ended September 27, 2025
	Historical SPX FLOW	Reclassification Adjustments		Historical SPX FLOW Reclassified
Revenue	972.1	$—		$972.1
Costs of revenue	565.1	—		565.1

Gross profit	407.0	—		407.0

Selling, general and administrative expenses	213.3	(103.9)	(a) (c) (d)	109.4
Intangible amortization	75.8	(75.8)	(b)	—
Sales and marketing expenses	—	157.4	(a) (b)	157.4
Research and development expenses	—	28.8	(b) (c)	28.8
Restructuring costs	6.5	(6.5)	(d)	—

Operating income	111.4	—		111.4
Interest expense, net	91.6	4.2	(e)	95.8
Loss on early extinguishment of debt	1.2	—		1.2
Interest income	—	(4.2)	(e)	(4.2)
Other non-operating (income) expense, net	12.4	—		12.4

Income before income taxes	6.2	—		6.2
Income tax benefit	(8.7)	—		(8.7)

Net income	$14.9	$—		$14.9

(a)	Represents a reclassification of $95.2 from selling, general and administrative expense to sales and marketing expenses.

(b)

Represents a reclassification of $62.2 of customer relationship intangible amortization to sales and marketing expense and $13.6 of technology intangible amortization to research and development expenses.

(c)	Represents a reclassification of $15.2 from selling, general and administrative costs to research and development expenses.
(d)	Represents a reclassification of $6.5 of restructuring and other related charges to general and administrative expenses.
(e)	Represents a reclassification of $4.2 of interest income from interest expense, net to interest income.

Refer to the table below for a summary of reclassification adjustments to SPX FLOW’s condensed consolidated income statement for the nine months ended September 28, 2024 to conform with ITT’s presentation:

	Nine Months Ended September 28, 2024
	Historical SPX FLOW	Reclassification Adjustments		Historical SPX FLOW Reclassified
Revenue	1,022.4	$—		$1,022.4
Costs of revenue	599.5	1.3	(b)	600.8

Gross profit	422.9	(1.3)		421.6

Selling, general and administrative expenses	224.9	(110.2)	(a) (c) (d)	114.7
Intangible amortization	80.3	(80.3)	(b)	—
Sales and marketing expenses	—	161.7	(a) (b)	161.7
Research and development expenses	—	30.0	(b) (c)	30.0
Restructuring costs	2.5	(2.5)	(d)	—
(Gain) loss on sale of businesses	26.7	—		26.7

Operating income	88.5	—		88.5
Interest expense, net	107.6	6.1	(e)	113.7
Loss on early extinguishment of debt	9.3	—		9.3
Interest income	—	(6.1)	(e)	(6.1)
Other non-operating (income) expense, net	0.1	—		0.1

Income (loss) before income taxes	(28.5)	—		(28.5)
Income tax expense	46.9	—		46.9

Net income (loss)	$(75.4)	$—		$(75.4)

(a)	Represents a reclassification of $96.8 from selling, general and administrative expense to sales and marketing expenses.
(b)

Represents a reclassification of $64.9 of customer relationship intangible amortization to sales and marketing expense, $14.1 of developed technology intangible amortization to research and development expenses and $1.3 of backlog intangible amortization to costs of revenue.

(c)	Represents a reclassification of $15.9 from selling, general and administrative costs to research and development expenses.
(d)	Represents a reclassification of $2.5 of restructuring and other related charges to general and administrative expenses.
(e)	Represents a reclassification of $6.1 of interest income from interest expense, net to interest income.

Refer to the table below for a summary of reclassification adjustments to SPX FLOW’s consolidated income statement for the year ended December 31, 2024 to conform with ITT’s presentation:

	Year Ended December 31, 2024
	Historical SPX FLOW	Reclassification Adjustments		Historical SPX FLOW Reclassified
Revenue	$1,380.2	$—		$1,380.2
Costs of revenue	808.6	1.4	(b)	810.0

Gross profit	571.6	(1.4)		570.2

Selling, general and administrative expenses	295.1	(143.1)	(a) (c) (d)	152.0
Intangible amortization	105.4	(105.4)	(b)	—
Sales and marketing expenses	—	214.0	(a) (b)	214.0
Research and development expenses	—	38.0	(b) (c)	38.0
Restructuring costs	4.9	(4.9)	(d)	—
Loss on sale of business	25.7	—		25.7

Operating income	140.5	—		140.5
Interest expense, net	139.6	7.0	(e)	146.6
Loss on early extinguishment of debt	9.3	—		9.3
Interest income	—	(7.0)	(e)	(7.0)
Other non-operating (income) expense, net	(5.0)	—		(5.0)

Loss before income taxes	(3.4)	—		(3.4)
Income tax expense	41.4	—		41.4

Net income (loss)	$(44.8)	$—		$(44.8)

(a)	Represents a reclassification of $128.3 from selling, general and administrative expense to sales and marketing expenses.
(b)

Represents a reclassification of $85.7 of customer relationship intangible amortization to sales and marketing expenses, $18.3 of technology intangible amortization to research and development expenses and $1.4 of backlog intangible amortization expense to costs of revenue.

(c)	Represents a reclassification of $19.7 from selling, general and administrative costs to research and development expenses.
(d)	Represents a reclassification of $4.9 of restructuring and other related charges to general and administrative expenses.
(e)	Represents a reclassification of $7.0 of interest income from interest expense, net to interest income.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risks described below, as well as the other information we have provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before you decide to invest in our common stock. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition, operating results and prospects, as well as the value of our common stock.

Risks Related to Our Common Stock and this Offering

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this section of the prospectus supplement, are:

•	our announcements or our competitors’ announcements regarding new products, enhancements, significant contracts, acquisitions or strategic investments;

•	changes in earnings estimates or recommendations by securities analysts, if any, who cover our common stock;

•	failures to meet external expectations or management guidance;

•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of common stock by our shareholders or our incurrence of additional debt;

•	reputational issues;

•	changes in general economic and market conditions in any of the regions in which we conduct our business;

•	changes in industry conditions or perceptions; and

•	changes in applicable laws, rules or regulations and other dynamics.

In addition, if the market for stocks in our industry or related industries, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall substantially and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

The sale or issuance of substantial amounts of shares of our common stock or other securities convertible or exchangeable into shares of our common stock in the public market, or the perception that such sales or issuances could occur, could adversely affect the prevailing market price of our common stock. This could also impair our ability to raise additional capital through future sales of our equity securities. Future sales or the availability for sale of substantial amounts of our common stock or other equity-related securities could be dilutive to holders of our common stock and could adversely affect their voting and other rights and economic interests. Holders of our common stock may also experience additional dilution upon future vesting events, equity issuances, exercise of options to purchase our common stock or the settlement of restricted stock units granted to our employees, executive officers and directors.

As of September 27, 2025, there were 77,990,014 shares of our common stock outstanding, excluding 763,741 shares of common stock issuable upon exercise or vesting of equity awards, 489,730 shares of common stock reserved for issuance under the ITT Inc. 2023 Employee Stock Purchase Plan and 35,875,483 shares of common stock that were available for issuance under the ITT Inc. 2011 Omnibus Incentive Plan. Issuances of these shares are registered on our Registration Statement on Form S-8. Accordingly, shares of our common stock registered under such registration statement will be available for sale in the open market upon exercise or vesting by the holders of such awards, subject to Rule 144 limitations applicable to our affiliates.

In addition, pursuant to the Purchase Agreement, we will issue 3,839,824 shares of our common stock at the closing of the Acquisition to the Seller as part of the purchase price for the Acquisition, which will be subject to a six-month lock-up from such issuance. Such shares will be eligible to be sold in the open market after the lockup expires and subject to Rule 144. We will also enter into a registration rights agreement with the Seller upon closing of the Acquisition, which will provide the Seller certain demand, “piggy-back” and shelf registration rights with respect to the Stock Consideration, subject to certain customary thresholds and conditions. Any sales of shares of our common stock by the Seller, or expectations thereof, could similarly have the effect of depressing the market price for our common stock.

ITT and its executive officers and directors have entered into lock-up agreements with the underwriters under which ITT and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their shares of common stock without the permission of Goldman Sachs & Co. LLC and UBS Securities LLC for a period of 60 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we and our executive officers and directors will be able to sell our common stock in the public market, subject to compliance with applicable securities laws restrictions. In addition, Goldman Sachs & Co. LLC and UBS Securities LLC may, in their sole discretion, release all or some portion of the common stock subject to lock-up agreements at any time and for any reason.

We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future issuances and sales of our common stock or other securities will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

Certain provisions in ITT’s articles of incorporation and by-laws, and of Indiana law, may prevent or delay an acquisition of ITT, which could decrease the trading price of our common stock.

As an Indiana corporation, we are governed by the Indiana Business Corporation Law (the “IBCL”). Our amended and restated articles of incorporation and amended and restated by-laws contain, and the IBCL contains, provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the bidder and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interest. These provisions include, among others:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors;

•	limitations on shareholders’ ability to call a special shareholders meeting or act by written consent;

•	restrictions on certain transactions with interested shareholders unless specific approval thresholds are met;

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly-created directorships; and

•	requirements for advance notice for raising business or making nominations at shareholders’ meetings.

We believe these provisions will protect our shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our board of directors and by providing our board of directors with more time to assess any acquisition proposal. These provisions are not intended to make ITT immune from takeovers; however, these provisions will apply even if the offer may be considered beneficial by some shareholders and could delay or prevent an acquisition that our board of directors determines is not in the best interests of ITT and our shareholders. These provisions may also prevent or discourage attempts to remove and replace incumbent directors. As a result, the market price of our common stock may be negatively affected.

Risks Related to the Pending Acquisition of SPX FLOW

The Acquisition may not be completed within the expected timeframe, or at all, and the failure to complete the Acquisition could adversely impact our stock price and our future business and financial results.

There can be no assurance that the Acquisition will be completed in the expected timeframe, or at all. The Purchase Agreement contains a number of conditions that must be satisfied or waived prior to the completion of the Acquisition, including regulatory approvals. We can provide no assurance that all closing conditions will be satisfied (or waived, if applicable). Many of the conditions to completion of the Acquisition are not within our control, and we cannot predict when or if these conditions will be satisfied (or waived, as applicable).

Whether or not the Acquisitions is completed:

•	we are responsible for certain transaction costs relating to the Acquisition;

•

while the Purchase Agreement is in force, we are subject to certain restrictions on the conduct of our business, including taking any action that would reasonably be expected to have a material negative impact on or materially delay the satisfaction of the conditions in the Purchase Agreement required to consummate the Acquisition, which restrictions may adversely affect our ability to execute certain of our business strategies; and

•

matters relating to the Acquisition (including integration planning) may require substantial commitments of time and resources by our management, which could otherwise have been devoted to other opportunities that may have been beneficial to us.

If the Acquisition is not completed, our ongoing business and financial results may be adversely affected and we will be subject to a number of risks, including the following:

•

depending on the reasons for the failure to complete the Acquisition, we could be liable to Seller for monetary or other damages in connection with the termination or breach of the Purchase Agreement; and

•

we have dedicated significant time and resources, financial and otherwise, in planning for the Acquisition and the associated integration, of which we would lose the benefit if the Acquisition is not completed.

In addition, if the Acquisition is not completed, we may experience negative reactions from the financial markets and from our customers and employees. We also may be subject to litigation related to any failure to complete the Acquisition or to enforcement proceedings commenced against us to perform our obligations under the Purchase Agreement. If the Acquisition is not completed, these risks may materialize and may adversely affect our business, financial results and financial condition, as well as the price of our common stock.

We may be unable to integrate SPX FLOW successfully and realize the anticipated benefits of the Acquisition.

If the Acquisition is completed, the successful integration of SPX FLOW and its operations into those of our own and our ability to realize the expected synergies and benefits of the transaction are subject to a number of risks and uncertainties, many of which are outside of our control. We will also be required to devote significant management attention and resources to integrating business practices, cultures and operations of each business. The risks and uncertainties relating to integrating the two businesses include, among other things:

•	the risk that SPX FLOW’s business does not perform to our expectations;

•	the challenge of integrating complex organizations, systems, operating procedures, compliance programs, technology, networks and other assets of SPX FLOW;

•	the difficulties harmonizing differences in the business cultures of our company and SPX FLOW;

•

the inability to successfully integrate our respective businesses in a manner that permits us to achieve the expected growth opportunities, cost savings, synergies and other anticipated benefits from the Acquisition;

•	the inability to minimize the diversion of management attention from ongoing business concerns during the process of integrating SPX FLOW into our business;

•	the inability to resolve potential conflicts that may arise relating to customer, supplier and other important relationships of our business and the business of SPX FLOW;

•	difficulties in retaining key management and other key employees; and

•	the challenge of managing the expanded operations of a significantly larger and more complex company and coordinating geographically separate organizations.

We will incur substantial expenses to consummate the proposed Acquisition but may not realize the anticipated cost synergies and other benefits. In addition, even if we are able to integrate SPX FLOW successfully, the anticipated benefits of the pending Acquisition may not be realized fully, or at all, or may take longer to realize than expected. Given the size and significance of the Acquisition, we may encounter difficulties in the integration of the operations of SPX FLOW and may fail to realize the full benefits and synergies that we anticipate for the Acquisition, which could adversely impact our business, results of operation and financial condition.

Any anticipated benefits from the Acquisition may vary from expectations.

If the Acquisition is completed, the combined company may fail to realize the anticipated benefits and synergies expected from the Acquisition, which could adversely affect the combined company’s business, financial condition and results of operations. The success of the Acquisition will depend, in significant part, on the combined company’s ability to successfully integrate the acquired business, grow the revenue of the combined company and realize the anticipated strategic benefits and synergies from the combination. We expect double-digit adjusted EPS accretion in the first full year after the Acquisition is consummated, excluding non-cash amortization of intangible assets. Further, we believe that the combination of the companies will provide an annualized run-rate of approximately $80 million of cost synergies by the end of the third year after the Acquisition is consummated (exclusive of an estimated $96 million in associated one-time costs). However, the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If the combined company is not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Acquisition within the anticipated timing or at all, the combined company’s business, financial condition and results of operations may be adversely affected.

SPX FLOW may have liabilities that are not known to us.

SPX FLOW may have liabilities that we failed, or were unable, to discover in the course of performing our due diligence investigations of SPX FLOW. We cannot assure you that the indemnification available to us under the Purchase Agreement in respect of the Acquisition in connection with such agreement will be sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business of SPX FLOW or property that we will assume upon consummation of the Acquisition. We may learn additional information about SPX FLOW that materially adversely affects us, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations.

The unaudited pro forma combined condensed financial information reflecting the Acquisition included in this prospectus supplement is based on assumptions and is subject to change based on various factors.

We and SPX FLOW have no prior history as a combined company and our assets and operations have not been managed on a combined basis. As a result, our unaudited pro forma combined condensed financial information included in this prospectus supplement, which was prepared in accordance with Article 11 of Regulation S-X, and historical consolidated financial statements of our and SPX FLOW’s businesses are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have actually occurred had the Acquisition and related financings been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company if the Acquisition and related financings are consummated.

Our unaudited pro forma combined condensed financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition, nor does it reflect the costs to integrate the operations of SPX FLOW or the costs necessary to achieve any cost savings, operating synergies and revenue enhancements. Our unaudited pro forma combined condensed financial information included in this prospectus supplement is based in part on certain assumptions regarding the Acquisition and the related financings. We believe the assumptions underlying such unaudited pro forma combined condensed financial information are reasonable under the circumstances, however, such assumptions and estimates are preliminary and may not prove to be accurate over time. In addition, if and to the extent there are any changes in market conditions affecting the financings, then the unaudited pro forma combined condensed financial information and the future operating results or financial position of the combined company may be impacted, and such impact may be material. We have no obligation to update the unaudited pro forma combined condensed financial information included in this prospectus supplement for any subsequent event and may not do so.

As a result, investors should not place any undue reliance on our unaudited pro forma combined condensed financial information, and if the Acquisition is completed, our actual results following the completion of the Acquisition and related financings may differ from those that are anticipated.

Acquisition accounting adjustments could adversely affect our financial results.

If completed, we will account for the completion of the Acquisition by allocating the purchase price of the Acquisition to the tangible and intangible assets acquired, liabilities assumed and non-controlling interests in SPX FLOW based on their estimated fair value at the Acquisition date. The excess of the purchase price over those estimated fair values will be recorded as goodwill. Changes to acquisition date fair values prior to the expiration of the measurement period, a period not to exceed 12 months from the closing date of the Acquisition, are recorded as an adjustment to the associated goodwill in the reporting period in which the adjustment amounts are determined. Changes to acquisition date fair values after expiration of the measurement period are recorded in earnings.

Differences between preliminary estimates and the final accounting for the Acquisition may occur, and these differences could have a material impact on ITT’s future consolidated financial statements and the combined company’s future results of operations and financial position.

While the Acquisition is pending, we and SPX FLOW will be subject to business uncertainties that could adversely affect our respective businesses.

Our success following the Acquisition will depend in part upon the ability of us and SPX FLOW to maintain our respective business relationships. Uncertainty about the effect of the Acquisition on customers, suppliers, employees and other constituencies may have a material adverse effect on us and SPX FLOW. Customers, suppliers and others who deal with us or SPX FLOW may delay or defer business decisions, decide to terminate, modify or renegotiate their relationships or take other actions as a result of the Acquisition that could negatively affect the revenues, earnings and cash flows of our company or SPX FLOW. If we are unable to maintain these business and operational relationships, our financial position, results of operations or cash flows could be materially affected.

Financing the Acquisition will result in an increase in our indebtedness, which could adversely affect us, including by decreasing our business flexibility and increasing our interest expense.

We intend to finance the cash portion of the purchase price of the Acquisition with the net proceeds from this offering, together with proceeds from the Term Loan Facility and cash on hand. We may also incur indebtedness under the Bridge Loan Facility to fund a portion of the Cash Consideration to the extent this offering is not consummated or does not result in sufficient net cash proceeds. As of September 27, 2025, our total debt was $995.7 million and our total debt as of that date on a pro forma basis after giving effect to the Transactions (without giving effect to $10 million of unamortized debt issuance costs) would have been $3,873 million. These increases in our indebtedness may, among other things, reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs, and cause ratings agencies to downgrade our credit ratings or place us on negative watch. In addition, the amount of cash required to pay interest on our indebtedness following, subject to market conditions and other factors, completion of the Debt Financing and the Acquisition, and thus the demands on our cash resources, will materially increase as a result of the Debt Financing and the Acquisition.

There can be no assurance that we will be able to secure the required financing in connection with the Acquisition on acceptable terms, at favorable pricing, in a timely manner or at all.

The completion of the Acquisition is not conditioned on our ability to obtain any financing. If our ability to raise funds through the capital markets is impacted for any reason, including, but not limited to, a deterioration in our financial results, poor economic conditions or stock market volatility, we may be unable to complete this offering on acceptable terms, at favorable pricing, in a timely manner, or at all. Additionally, the cost of financing the Acquisition could be more expensive than expected, including as a result of needing to draw amounts under the Bridge Loan Facility to the extent this offering is not consummated or does not result in our receipt of sufficient net cash proceeds.

In addition, the Debt Financing is subject to customary conditions. As of the date of this prospectus supplement, the Company has not entered into definitive agreements for the Debt Financing, and the obligation of the commitment parties to provide the Debt Financing under the Commitment Letters is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the Debt Financing may not be available when desired.

In the event that the Debt Financing is not available, there is a risk that other financing may not be available on acceptable terms, in a timely manner or at all. Although our obligation to consummate the Acquisition is not conditioned upon consummation of the any financing, if we are unable to obtain the Debt Financing (or other financing arrangements in lieu thereof), the Acquisition may be delayed or not completed, in which case we would be in breach of our obligations under the Purchase Agreement, which could have a material adverse effect on us. See the section entitled “Summary—Recent Developments—Pending Acquisition of SPX FLOW—Debt Financing” for more information.

In the event the Acquisition does not close, investors in this offering will not have any right to require us to repurchase or redeem any shares of our common stock offered hereby, and we have not identified any specific use of the net proceeds from this offering.

Consummation of the Acquisition is subject to a number of conditions; however, this offering is not contingent on completion of the Acquisition. The shares of common stock offered hereby will remain outstanding whether or not the Acquisition is completed. Accordingly, if the Acquisition is not completed, investors in this offering will not have any right to require us to repurchase or redeem any share of our common stock offered hereby. Further, investors in this offering will not have any right to require us to repurchase or redeem any share of our common stock offered hereby, if, subsequent to the completion of this offering, we experience any change in our business or financial condition or if the terms of the Acquisition or the anticipated financing thereof change.

If the Acquisition is not completed for any reason, our board of directors and management will have broad discretion over the use of the net proceeds we receive from this offering. Since the primary purpose of this offering is to provide funds to pay a portion of the Cash Consideration, we have not identified a specific use for the net proceeds from this offering in the event the Acquisition does not occur. Any funds received may be used by us for general corporate purposes, which may include the pursuit of other business combinations or other uses. The failure of our management to use the net proceeds from this offering effectively could have an adverse effect on our business and may have an adverse effect on our earnings per share.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.2 billion (or approximately $1.4 billion if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and our estimated offering expenses, based on an assumed public offering price of $180.99 per share, the last reported sale price of our common stock on the NYSE.

We intend to use the net proceeds from this offering, together with the net proceeds from the Debt Financing and cash on hand, to fund the Cash Consideration payable under the Purchase Agreement, and to pay fees and expenses associated with the foregoing. The closing of this offering is not contingent on the consummation of the Acquisition and there can be no assurance that we will consummate the Acquisition on the terms described herein or at all.

The shares of our common stock offered hereby will remain outstanding whether or not the Acquisition is completed. If we do not consummate the Acquisition, we expect to use the net proceeds from this offering for general corporate purposes.

Pending application of the net proceeds from this offering as described herein, we expect to invest such net proceeds in investment grade securities, money market funds, bank deposit accounts or similar short-term investments.

The following table outlines the sources and uses of funds for the Cash Consideration, assuming the underwriters do not exercise their option to purchase additional shares of common stock in this offering. The table assumes that the Acquisition and this offering of common stock are completed simultaneously, but this offering of common stock is expected to occur before completion of the Acquisition. This table also includes preliminary assumptions regarding the principal amount of the Debt Financing expected to be incurred in connection with the Acquisition. The actual amount of the Debt Financing and other items below may vary from the estimated amounts shown below depending on several factors, including, among other factors, the amount of cash generated by us prior to the closing of the Acquisition, the amount of net proceeds from this offering, and differences from our estimated fees and expenses. All amounts in the table are in millions of dollars and are estimated. See “Summary—Unaudited Pro Forma Combined Condensed Financial Information” and “Capitalization” for additional information.

Sources of Funds		Uses of Funds
(in millions)
Common Stock offered hereby(1)	$1,267	Cash Consideration(3)	$4,075
Debt Financing(2)	2,875	Transaction fees and expenditures(4)(5)	95
Cash on hand(5)	28

Total Cash Sources	$4,170	Total Cash Uses	$4,170

(1)

Assumes no exercise of the underwriters’ option to purchase additional shares of common stock and a public offering price of $180.99 per share, the last reported sale price of our common stock on the NYSE.

(2)

Assumes incurrence of the full $2,875 million available under the Term Loan Facility. We may also use borrowings under the Bridge Loan Facility to the extent this offering is not consummated or does not result in our receipt of sufficient net cash proceeds, or in lieu of cash on hand, to fund a portion of the Cash Consideration or the fees and expenses of the Transactions. It is expected that any increase in the net proceeds to us from this offering from the amount reflected above, including from any exercise of the underwriters’ option to purchase additional shares of common stock, will result in decreased borrowings under the Term Loan Facility to pay the Cash Consideration.

(3)

The Cash Consideration is based on the Purchase Agreement and adjusted for the amount of working capital and other contractual adjustments (including cash, indebtedness, transaction expenses and certain tax positions). The total Cash Consideration at closing of the Acquisition will vary due to working capital adjustments, and changes to the amount of certain acquired assets and liabilities at closing of the Acquistion. The Cash Consideration does not include the 3,839,824 shares of our common stock that will be issued to the Seller at the closing of the Acquisition.

(4)

Represents the estimated fees and expenses associated with the Transactions, including underwriting discounts and commissions, financing fees, debt issuance costs, advisory fees and other costs and professional fees relating to the Transactions. Actual fees and expenses may vary.

(5)

Transaction fees and expenditures of $60 million will be accounted for as accrued expenses and, together with cash on hand presented above, are not reflected as an impact on cash in the unaudited combined condensed pro forma balance sheet included elsewhere in this prospectus supplement.

CAPITALIZATION

The following sets forth our capitalization on a consolidated basis as of September 27, 2025:

•	on an actual basis;

•

on an as adjusted basis to reflect the issuance and sale of the common stock offered hereby at an assumed public offering price of $180.99 per share, the last reported sale price of our common stock on the NYSE, after deducting underwriting discounts and commissions (before deducting offering expenses payable by us and assuming no exercise of the underwriters’ option to purchase additional shares of our common stock); and

•	on a pro forma as adjusted basis to give further effect to the Transactions.

This table should be read in conjunction with the other sections of this prospectus supplement and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. Investors should not place undue reliance on the pro forma as adjusted information included below because this offering is not contingent upon completion of any of the Transactions reflected in the adjustments below.

	As of September 27, 2025
	Actual	As Adjusted	Pro Forma As Adjusted
	(dollars in millions, except for per share amounts)
Cash and cash equivalents(1)	$516.4	$1,758.0	$548.0

Debt:
Short-term borrowings	418.0	418.0	420.3
Non-current portion of long-term debt	577.7	577.7	577.7
Term Loan Facility(2)	—	—	2,875.0

Total debt	995.7	995.7	3,873.0

Equity:
Common stock, $1.00 par value, 250.0 shares authorized, 78.0 shares issued and outstanding, actual, 85.0 shares issued and outstanding, as adjusted, and 88.8 shares issued and outstanding, pro forma as adjusted	78.0	85.0	88.8
Additional paid in capital	—	1,234.6	1,930.8
Retained earnings	2,902.9	2,902.9	2,851.9
Total accumulated other comprehensive loss	(316.0)	(316)	(316)

Total ITT Inc. shareholders’ equity	2,664.9	3,906.5	4,555.5
Noncontrolling interests	7.4	7.4	7.4

Total shareholders’ equity	2,672.3	3,913.9	4,562.9

Total capitalization	$3,668.0	$4,909.6	$8,435.9

(1)	Does not reflect $60 million of accrued expenses expected in connection with the Transactions.
(2)

Assumes incurrence of the full $2,875 million available under the Term Loan Facility and use of the proceeds thereof to pay a portion of the Cash Consideration. Does not reflect unamortized debt issuance costs of $10 million. We may also incur borrowings under the Bridge Loan Facility to pay a portion of the Cash Consideration or the fees and expenses of the Transactions. See “Use of Proceeds.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS

The following discussion is a summary of certain material U.S. federal income tax considerations relating to an investment in our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering. Except as expressly provided below, this discussion applies only to Non-U.S. Holders that hold such common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986 (the “Code”) (generally, property held for investment).

For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is not treated as any of the following:

•	an individual citizen or resident individual of the United States, as determined for U.S. federal income tax purposes;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of a jurisdiction of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

•

a trust if (1) the trust is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes; or

•	a partnership (including any entity or arrangement that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership or other pass-through entity is a beneficial owner of our common stock, the tax treatment of a partner or other owner will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partnership or other pass-through entity or a partner (or other owner) of a partnership or other pass-through entity that acquires our common stock, you are urged to consult your tax advisor regarding the tax consequences of investing in our common stock.

This discussion is not a complete analysis or summary of all possible tax consequences of investing in our common stock and does not address all tax considerations that might be relevant to a Non-U.S. Holder in light of its particular circumstances or to Non-U.S. Holders that may be subject to special treatment under U.S. federal tax laws, including, without limitation: banks, insurance companies, and other financial institutions; brokers, dealers or traders in securities or currencies or other persons that generally mark their securities to market for U.S. federal income tax purposes; foreign governments and non-U.S. pension funds; U.S. expatriates and former citizens or long-term residents of the United States; “passive foreign investment companies,” “controlled foreign companies” and corporations that accumulate earnings to avoid U.S. federal income tax; tax-exempt organizations or governmental organizations; persons that will receive our common stock as compensation; retirement plans; regulated investment companies; real estate investment trusts; certain holders who hold our common stock as part of a straddle or synthetic security, hedge or a conversion, constructive sale, wash sale or other integrated transaction; persons subject to the “applicable financial statement” rules of Section 451(b) of the Code; or persons that own, directly, indirectly or constructively, more than five percent of our common stock. Furthermore, this summary does not address U.S. federal tax laws other than U.S. federal income tax laws (such as U.S. federal estate or gift tax, the net investment income tax, or any alternative minimum tax laws), nor does it address any aspects of U.S. state or local or non-U.S. laws. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of such laws.

The following discussion is based upon the Code, existing and proposed U.S. Treasury regulations promulgated thereunder (“Treasury Regulations”), U.S. judicial decisions and administrative pronouncements, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. There can be no assurance that a change in law will not significantly alter the tax considerations that are described in this summary. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our common stock and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective holders are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local and applicable non-U.S. tax laws of an investment in our common stock.

Distributions

If we make distributions of cash or property in respect of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s tax basis in shares of our common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its common stock, and thereafter will be treated as capital gain (which will be treated in the manner described below under “—Sale, Exchange or Other Taxable Disposition of our Common Stock”).

Subject to the discussion below on effectively connected income and under “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our common stock. However, except to the extent that we elect (or the paying agent or other intermediary through which a Non-U.S. Holder holds our common stock elects) otherwise, we (or the intermediary) must generally withhold on the entire distribution, in which case the Non-U.S. Holder would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form (or, in each case, an appropriate successor form) certifying under penalty of perjury such shareholder’s status as a non-U.S. person and entitlement to benefits under such income tax treaty. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, the Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals. Non-U.S. Holders are urged to consult their own tax advisors regarding possible entitlement to benefits under an income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a properly completed and executed IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates (in the same manner as a U.S. person). A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, as adjusted for certain items. The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale, Exchange or Other Taxable Disposition of Our Common Stock

Except as described below under “—Information Reporting and Backup Withholding Tax,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other disposition of our common stock unless:

•

the gain is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” (a “USRPHC”) under section 897 of the Code at any time during the period (the “Applicable Period”) that is the shorter of the five-year period ending on the date of the disposition of our common stock and the Non-U.S. Holder’s holding period for our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates (in the same manner as a U.S. person). A Non-U.S. Holder that is a corporation also may be subject to the “branch profits tax” described above at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by U.S. source capital losses of such Non-U.S. Holder.

With respect to the third bullet point above, a corporation generally is a USRPHC if the fair market value of its U.S. real property interests (“USRPI”) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Non-U.S. Holders generally are subject to a 15% withholding tax on the amount realized from a sale or other taxable disposition of a USRPI, which includes stock of a USRPHC. However, even if it is determined that we are a USRPHC, gain realized by a Non-U.S. Holder on a sale, exchange or other disposition of our common stock will not be subject to the 15% withholding tax on the disposition of such Non-U.S. Holder’s common stock or to tax as U.S. trade or business income under section 897 of the Code if such Non-U.S. Holder held (directly, indirectly or constructively), at all times during the Applicable Period, 5% or less of our common stock, provided that our common stock was “regularly traded” (as defined in Treasury Regulations) on an established securities market during such period. Although there can be no assurances in this regard, we believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future.

Information Reporting and Backup Withholding Tax

Payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be refunded by the IRS or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), generally impose a U.S. federal withholding tax on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a withholding tax at a rate of 30% may be imposed on (a) U.S.-source dividends (including dividends paid on our common stock) and (b) gross proceeds from the sale or other disposition of property that can produce U.S.-source dividends (including sales or other dispositions of our common stock) paid to a non-U.S. entity unless: (i) if the non-U.S. entity is a “foreign financial institution,” such non-U.S. entity undertakes certain due diligence, reporting, withholding and certification obligations; (ii) if the non-U.S. entity is not a “foreign financial institution,” such non-U.S. entity certifies that it does not have any “substantial United States owners” (generally, any specified U.S. person who owns, directly or indirectly, more than a specified percentage of such entity) or furnishes identifying information regarding each such “substantial United States owner” or (iii) the non-U.S. entity is otherwise exempt under FATCA. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders.

Withholding under FATCA generally applies to payments of dividends on our common stock. Proposed Treasury regulations, which taxpayers may rely upon until final regulations are issued, eliminate withholding on payments of gross proceeds and, accordingly, FATCA withholding on gross proceeds is not expected to apply. Under certain circumstances, a Non-U.S. holder may be eligible for refunds or credits of the tax, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in the foregoing paragraphs.

Non-U.S. Holders are urged to consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

UNDERWRITING

ITT and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC and UBS Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
UBS Securities LLC
Barclays Capital Inc.
BTIG, LLC

Total	7,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 1,050,000 shares from ITT to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by ITT. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 1,050,000 additional shares.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $     per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to their receipt and acceptance of the shares being offered and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed with the underwriters for a period of 60 days after the date of the final prospectus supplement covering this offering (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any securities of ITT that are substantially similar to our shares of common stock, including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise (other than (x) the shares offered in this offering, (y) in connection with, and as contemplated by, the Acquisition Agreement or (z) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the underwriting agreement), without the prior written consent of the representatives.

Our directors and executive officers (collectively, the “Lock-Up Parties”) have agreed, subject to specified exceptions set forth below, that during the period beginning from the date of the lock-up agreement and continuing to and including the date 60 days after the date of the final prospectus supplement relating to this offering (the “Lock-Up Period”), that they shall not, and will not cause or direct any of their affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of common stock, or any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such shares of common stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of common stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above (the lock-up restrictions set forth in this paragraph, the “Lock-Up”).

Notwithstanding the foregoing, a Lock-Up Party may:

(a) transfer such Lock-Up Party’s Lock-Up Securities (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) if such Lock-Up Party is a natural person, to any member of such Lock-Up Party’s immediate family (for purposes of the Lock-Up, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of such Lock-Up Party or the immediate family of such Lock-Up Party or, if such Lock-Up Party is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which such Lock-Up Party and the immediate family of such Lock-Up Party are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above, (vi) if such Lock-Up Party is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act) of such Lock-Up Party, or to any investment fund or other entity which fund or entity is controlled or managed by such Lock-Up Party or affiliates of such Lock-Up Party, or (B) as part of a distribution by such Lock-Up Party to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to ITT from an employee of ITT upon death, disability or termination of employment, in each case, of such employee, (ix) if such Lock-Up Party is not an officer or director of ITT, in connection with a sale of such Lock-Up Party’s shares of common stock acquired (A) from the underwriters in this offering or (B) in open market transactions after the closing date of this offering, (x) to ITT in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to ITT for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in this prospectus supplement, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement, or (xi) with the prior written consent of the representatives on behalf of the underwriters; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of the Lock-Up, (C) in the case of clauses (a)(ii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(i), (iii), (vii), (viii), (ix) and (x) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (a)(i) or (vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of the Lock-Up;

(b) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of such Lock-Up Party’s Lock-Up Securities, if then permitted by ITT, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made (whether by or on behalf of such Lock-Up Party, ITT or any other party) regarding, or that otherwise discloses, the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate that that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period; and

(c) transfer such Lock-Up Party’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of ITT and made to all holders of ITT’s capital stock involving a Change of Control of ITT (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of ITT (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, such Lock-Up Party’s Lock-Up Securities shall remain subject to the Lock-Up.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the EU Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the EU Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for ITT or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the representatives and ITT that it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

ITT, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of shares shall result in a requirement for ITT or any representative to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the representatives and ITT that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

ITT, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the representatives of such fact in writing may, with the prior consent of representatives, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of European Union (Withdrawal) Act 2018.

In addition, this prospectus supplement is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom; or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Brazil

THE OFFER AND SALE OF THE SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE BRAZILIAN SECURITIES COMMISSION (COMISSÃO DE VALORES MOBILIÁRIOS, OR “CVM”) AND, THEREFORE, WILL NOT BE CARRIED OUT BY ANY MEANS THAT WOULD CONSTITUTE A PUBLIC OFFERING IN BRAZIL UNDER CVM RESOLUTION NO 160, DATED 13 JULY 2022, AS AMENDED (“CVM RESOLUTION 160”) OR UNAUTHORIZED DISTRIBUTION UNDER BRAZILIAN LAWS AND REGULATIONS. THE SHARES MAY ONLY BE OFFERED TO BRAZILIAN PROFESSIONAL INVESTORS (AS DEFINED BY APPLICABLE CVM REGULATION), WHO MAY ONLY ACQUIRE THE SHARES THROUGH A NON-BRAZILIAN ACCOUNT, WITH SETTLEMENT OUTSIDE BRAZIL IN NON-BRAZILIAN CURRENCY. THE TRADING OF THESE SHARES ON REGULATED SECURITIES MARKETS IN BRAZIL IS PROHIBITED.

ITT estimates that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $900,000. In addition, the underwriters have agreed to reimburse us for certain expenses incurred in connection with this offering.

ITT has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. Goldman

Sachs & Co. LLC and UBS Securities LLC are acting as financial advisors to us in connection with the Acquisition for which they will each receive a customary fee from us.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Paul Hastings LLP. Barnes & Thornburg LLP, Indianapolis, Indiana, will issue an opinion to us regarding certain matters of Indiana law, including the validity of the common stock to be issued in connection with this offering. Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, will act as counsel and pass on certain legal matters for the underwriters.

EXPERTS

ITT

The financial statements of ITT Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of ITT Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

LSF11 Redwood TopCo LLC

The financial statements of LSF11 Redwood TopCo LLC as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

ITT INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

Units

This prospectus relates to common stock, preferred stock, debt securities, depositary shares, warrants to purchase common stock, preferred stock or debt securities, subscription rights, purchase contracts, purchase units or units (collectively, the “securities”) that we may offer and sell from time to time, together or separately. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions to be determined at the time of sale and described in a supplement to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis, in the same offering or in separate offerings. If any underwriters or agents are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.

We will provide the specific terms of the securities and the manner in which they may be offered and sold in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. In addition to providing information regarding the terms of the securities being offered and the manner of offering, each prospectus supplement may add, update or change information contained in this prospectus. Before you invest in any offering of our securities, you should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the trading symbol “ITT.”

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent Annual Report on Form 10-K (as it may be updated in our most recent Quarterly Report on Form 10-Q) filed with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2024.

This prospectus is a part of a registration statement we filed with the SEC. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or in the applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the respective date on the front of that document, regardless of the time of delivery of the document or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, in one or more offerings, sell under this prospectus an unlimited amount of our common stock, preferred stock, debt securities, depositary shares, warrants to purchase common stock, preferred stock or debt securities, subscription rights, purchase contracts, purchase units or units. Except as otherwise identified, references in this prospectus to the “Company,” “ITT,” “we,” “us” and “our” refer to ITT Inc. and its subsidiaries and, in some circumstances, our predecessor, ITT Corporation.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer any of the securities, we will prepare a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of the specific amounts, prices and other terms and conditions of the securities being offered, and the plan of distribution for the securities. The applicable prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement together with the additional information described under the heading “Documents Incorporated by Reference” in this prospectus in their entirety. You should also read the documents we have referred you to under the heading “Where You Can Find More Information” for information on our Company, the risks we face and our financial statements.

As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. The registration statement, of which this prospectus forms a part, and its exhibits contain additional information about us and the securities that we may offer under this prospectus. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of that agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. The registration statement and exhibits can be found as described under “Where You Can Find More Information.”

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual information about us or the other parties to the agreements. These agreements may contain representations and warranties by each of the parties to the applicable agreement that have been made solely for the benefit of the other parties to such agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and

•

were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments, and therefore may no longer be accurate.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We make available free of charge at https://investors.itt.com copies of materials we file with, or furnish to, the SEC. We use the Investor Relations page of our website at https://investors.itt.com to disclose important information to the public. Information contained on our website, or that can be accessed through our website, does not constitute a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents (other than any portions of any such documents that are deemed to be furnished, rather than filed, in accordance with SEC rules) that we previously filed with the SEC (File No. 001-05672):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February  12, 2024 (including those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2024, that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•

our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2024, June  29, 2024 and September 28, 2024, which were filed with the SEC on May 2, 2024, August 1, 2024 and October 29, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 19, 2024, January 22, 2024, May 16, 2024, September 5, 2024, September 12, 2024, October 1, 2024 and October 31, 2024;

•

the description of our common stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that are furnished, rather than filed, in accordance with SEC rules) on or after the date of the registration statement to which this prospectus relates and, in the case of any particular offering of securities, until such offering of securities is completed. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in the information that is incorporated by reference herein, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

If you make a written or oral request for copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to:

ITT Inc.

100 Washington Boulevard, 6th Floor

Stamford, CT 06902

Attention: Corporate Secretary

Telephone: (914) 641-2000

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe our business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.

We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “guidance,” “project,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and, by their nature, many are inherently unpredictable and outside of our control, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, we cannot provide any assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.

Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation:

•

uncertain global economic and capital markets conditions, which have been influenced by heightened geopolitical tensions, inflation, changes in monetary policies, the threat of a possible regional or global economic recession, trade disputes between the U.S. and its trading partners, political and social unrest, and the availability and fluctuations in prices of energy and commodities, including steel, oil, copper and tin;

•	fluctuations in interest rates and the impact of such fluctuations on customer behavior and on our cost of debt;

•	fluctuations in foreign currency exchange rates and the impact of such fluctuations on our revenues, customer demand for our products and on our hedging arrangements;

•	volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;

•	impacts and risk of liabilities from recent mergers, acquisitions, or venture investments, and past divestitures and spin-offs;

•	our inability to hire or retain key personnel;

•	failure to compete successfully and innovate in our markets;

•	failure to manage the distribution of products and services effectively;

•	failure to protect our intellectual property rights or violations of the intellectual property rights of others;

•	the extent to which there are quality problems with respect to manufacturing processes or finished goods;

•	the risk of cybersecurity breaches or failure of any information systems used by us, including any flaws in the implementation of any enterprise resource planning systems;

•	loss of or decrease in sales from our most significant customers;

•	risks due to our operations and sales outside the U.S. and in emerging markets, including the imposition of tariffs and trade sanctions;

•	fluctuations in demand or customers’ levels of capital investment, maintenance expenditures, production, and market cyclicality;

•	the risk of material business interruptions, particularly at our manufacturing facilities;

•	risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government;

•	fluctuations in our effective tax rate, including as a result of changing tax laws and other possible tax reform legislation in the U.S. and other jurisdictions;

•	changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform;

•	failure to comply with the U.S. Foreign Corrupt Practices Act (or other applicable anti-corruption legislation), export controls and trade sanctions; and

•	risk of product liability claims and litigation.

More information on factors that could cause actual results or events to differ materially from those anticipated is included in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 (particularly under the caption “Risk Factors”), our Quarterly Reports on Form 10-Q and in other documents we file from time to time with the SEC.

All forward-looking statements included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference in this prospectus or any prospectus supplement speak only as of the date of this prospectus, any applicable prospectus supplement or in a document incorporated by reference in this prospectus or any prospectus supplement, as the case may be. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

THE COMPANY

We are a diversified manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial, and energy markets. We manufacture components that are integral to the operation of systems and manufacturing processes in these key markets. Our products enable functionality for applications where reliability and performance are critically important to our customers and the users of their products.

Our businesses share a common, repeatable operating model centered on our engineering capabilities. Each business applies its technology and engineering expertise to solve our customers’ most pressing challenges. Our applied engineering provides a valuable business relationship with our customers given the critical nature of their applications. This in turn provides us with unique insight to our customers’ requirements and enables us to develop solutions to assist our customers in achieving their business goals. Our technology and customer intimacy produce opportunities to capture recurring revenue streams, aftermarket opportunities and long-lived platforms from original equipment manufacturers.

Our product and service offerings are organized into three reportable segments: Motion Technologies, Industrial Process, and Connect & Control Technologies.

•

Motion Technologies, or MT, is a manufacturer of brake pads, shock absorbers, energy absorption components and damping technologies primarily for the transportation industry, including passenger cars and trucks, light- and heavy-duty commercial and military vehicles, buses and trains. MT consists of the following primary business units: ITT Friction Technologies, KONI, and Axtone.

•

Industrial Process, or IP, is an original equipment manufacturer, and an aftermarket parts and service provider of industrial pumps, valves, plant optimization and remote monitoring systems and services. IP’s products serve an extensive base of customers ranging from large multi-national companies and engineering, procurement and construction firms to regional distributors and various other end-users. IP has a global manufacturing footprint with significant operations in the United States, South Korea, Saudi Arabia, Mexico and Germany. IP’s customers operate in global infrastructure and natural resource markets such as energy, marine, chemical and petrochemical, pharmaceutical, biopharmaceutical, general industrial, mining, pulp and paper, food and beverage, and power generation. IP’s marketplace-recognized brands include Goulds PumpsTM, Bornemann®, Rheinhütte Pumpen®, Engineered Valves®, PRO Services®, C’treat®, i-ALERT® and HabonimTM.

•

Connect and Control Technologies, or CCT, designs and manufactures a range of highly-engineered connectors and specialized products for critical applications supporting various markets including aerospace and defense, industrial, transportation (including electric vehicles), medical and energy. CCT’s products are often components on long-lived platforms that generate recurring aftermarket and replacement opportunities. CCT has organized its business around product offerings and end-user markets, with dedicated teams specializing in solutions for their specific markets, providing focused customer support and expertise.

We are an Indiana corporation. Our principal executive offices are located at 100 Washington Boulevard, 6th Floor, Stamford, CT 06902. Our telephone number is (914) 641-2000 and our website is www.itt.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement.

RISK FACTORS

Our business is subject to uncertainties and risks and, as a consequence, any investment in our securities involves risks. You should, in consultation with your own financial and legal advisors, carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and the applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings, before investing in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity or results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks or uncertainties not presently known to us or that we currently consider immaterial may also negatively affect our business operations.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. Pending such use, we may temporarily invest or apply the net proceeds from any offering to repay short-term or revolving debt.

DESCRIPTION OF CAPITAL STOCK

General

The following description is a summary of the terms of our capital stock and is subject to, and is qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, effective as of May 23, 2018 (the “Articles of Incorporation”), and our Amended and Restated By-laws, effective as of February 14, 2023 (the “By-laws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Indiana Business Corporation Law (the “IBCL”).

As of the date hereof, our authorized capital stock consists of 300,000,000 shares, consisting of 250,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, without par value. As of October 28, 2024, there were 81,507,325 shares of common stock outstanding and no shares of our preferred stock outstanding. The outstanding shares of our common stock are fully paid and non-assessable. We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock or preferred stock as set forth in the applicable prospectus supplement.

Common Stock

Dividend Rights. Under our Articles of Incorporation, holders of our common stock are entitled to receive any dividends our board of directors may declare on our common stock, subject to the prior rights of the holders of our preferred stock (if any). The board of directors may declare dividends from funds legally available for this purpose.

Redemption, Conversion and Sinking Fund Rights. Our common stock is not subject to redemption and does not have any conversion or sinking fund provisions.

Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters on which the holders of shares of common stock are entitled to vote. Our Articles of Incorporation do not provide for cumulative voting. This could prevent directors from being elected by a relatively small group of shareholders.

Liquidation Rights. After provision for payment of creditors and after payment of any liquidation preferences to holders of the preferred stock, if we liquidate, dissolve or are wound up, whether voluntarily or not, the holders of our common stock will be entitled to receive on a pro rata basis all of our remaining assets.

Other Rights. Our common stock is not liable to further calls or assessment. The holders of our common stock are not currently entitled to subscribe for or purchase additional shares of our capital stock.

Preferred Stock

Our board of directors has the authority, without further action by shareholders, to issue up to 50,000,000 shares of preferred stock in one or more series. The holders of our preferred stock do not have the right to vote, except as our board of directors establishes, or as provided in our Articles of Incorporation, in each case prior to the issuance of any shares of preferred stock, or as required by Indiana law.

The designations, preferences, rights and qualifications, limitations or restrictions of the preferred stock of each series will be fixed by Articles of Amendment to the Articles of Incorporation relating to that series and will be described in the applicable prospectus supplement. The board of directors has the authority to determine the terms of each series of preferred stock, within the limits of our Articles of Incorporation and Indiana law. These terms include the number of shares in a series, the consideration, dividend rights, liquidation preferences, terms of redemption (including sinking fund provisions), conversion rights, exchange rights, voting rights, if any, conditions or limitations on the creation of indebtedness or the issuance of additional shares of stock and the relative ranking of each class or series of preferred stock vis-à-vis any other class or series as to the payment of dividends, the distribution of assets and all other matters.

If we issue preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include the following:

•	diluting the voting power of shares of our common stock;

•	affecting the market price of our common stock;

•	delaying or preventing a change in control;

•	making removal of our present management more difficult; or

•	restricting dividends and other distributions on our common stock.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation and By-laws

Certain provisions of our Articles of Incorporation and By-laws may delay or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that such provisions will enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interests of the Company and our shareholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, although a majority of our shareholders might consider such proposals, if made, desirable. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors. These provisions include:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors;

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly-created directorships; and

•	requirements for advance notice for raising business or making nominations at shareholders’ meetings.

Certain Provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the Indiana Business Corporation Law (the “IBCL”). Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult certain unsolicited acquisitions or changes of control of the Company. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interest.

Shareholders’ Meetings. Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of common stock may be effected only at an annual meeting or special meeting of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.

Control Share Acquisitions. Under Chapter 42 of the IBCL, control shares acquired in a control share acquisition have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation. Such a resolution must be approved by (a) each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that voting group, subject to certain shareholders being entitled to vote as a separate voting group, and (b) each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares. Unless otherwise provided in a corporation’s articles of incorporation or by-laws before a control share acquisition has occurred, in the event control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

Under the IBCL, “control shares” mean shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

“Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which has (a) 100 or more shareholders, (b) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (c) either (i) more than 10% of its shareholders resident in Indiana, (ii) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (iii) 1,000 shareholders resident in Indiana. “Fair value” means a value not less than the highest price paid per share by the acquiring person in the control share acquisition.

Unless a corporation’s articles of incorporation or by-laws provide that Chapter 42 of the IBCL does not apply to control share acquisitions of shares of the corporation before the control share acquisition is made, control shares of an issuing public corporation acquired in a control share acquisition have only such voting rights as are conferred by Section 9 of Chapter 42 of the IBCL. Our Articles of Incorporation and our By-laws do not currently exclude us from Chapter 42 of the IBCL.

Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of a resident domestic corporation to engage in any combinations with an interested shareholder of the resident domestic corporation for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

The definition of “beneficial owner” for purposes of Chapter 43 of the IBCL, means a person who, (a) individually or with or through any of its affiliates or associates beneficially owns the shares, directly or indirectly; (b) individually or with or through any of its affiliates or associates has the right to (i) acquire the shares at any time, under any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise or (ii) vote the shares under any agreement, arrangement or understanding (excluding voting rights under revocable proxies made in accordance with federal law); (c) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of the shares with any other person that beneficially owns or whose affiliates or associates beneficially own the shares, directly or indirectly; or (d) holds any derivative instrument that includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the subject shares.

The above provisions do not apply to corporations that elect not to be subject to Chapter 43 of the IBCL in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our Articles of Incorporation do not exclude us from Chapter 43 of the IBCL.

Directors’ Duties and Liability. Under Chapter 35 of the IBCL, directors are required to discharge their duties:

•	in good faith;

•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•	in a manner the directors reasonably believe to be in the best interests of the corporation.

However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office in compliance with Chapter 35 of the IBCL and the action or failure to act constitutes willful misconduct or recklessness.

This exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.

Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 of the IBCL specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

Mandatory Classified Board of Directors. Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision not later than 30 days after the later of July 31, 2009 or after the date when the corporation’s voting shares are registered under Section 12 of the Exchange Act. Our By-laws expressly state that the provisions of Chapter 33 of the IBCL do not apply to us.

Authorized But Unissued Capital Stock

The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without shareholder approval. Indiana law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which will apply to us so long as our common stock remains listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. We may issue these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

Our board of directors may be able to issue shares of unissued and unreserved common or preferred stock to persons friendly to current management. This issuance may render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. This could possibly deprive our shareholders of opportunities to sell their shares of our stock at prices higher than prevailing market prices. Our board of directors could also use these shares to dilute the ownership of persons seeking to obtain control of the Company.

Number of Directors; Filling of Vacancies

Our By-laws provide that the board of directors will have at least three and at most 25 directors. The size of the board of directors may be changed by a majority vote of the board. A majority of the board determines the exact number of directors at any given time. The board fills any new directorships it creates and any vacancies as specified in the By-laws. Accordingly, our board of directors may be able to prevent any shareholder from obtaining majority representation on the board by increasing the size of the board and filling the newly-created directorships with its own nominees.

Special Meetings

Our Articles of Incorporation and By-laws provide that a special meeting may be called only by (a) the chairman of the board, (b) a majority vote of the board or (c) the secretary of the Company upon the written request of our shareholders having an aggregate “net long position” (as defined in Article Fifth of our Articles of Incorporation) of at least 25% of the voting power of the outstanding capital stock of the Company entitled to vote on the matter or matters for which the special meeting is called. This provision may delay or prevent a shareholder from removing a director from the board of directors or from gaining control of the board.

Our By-laws limit the business that may be conducted at a special meeting to the purposes stated in the notice of the meeting.

Advance Notice Provisions

Our By-laws require that for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give written notice, in proper form, to the secretary of the Company received at the principal executive offices of the Company not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting, unless no annual meeting was held in the prior year or the date of the annual meeting is changed by more than 30 days from the anniversary date of the prior year’s annual meeting, in which case written notice must be received by the secretary of the Company no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the annual meeting or, if later, within 10 calendar days following the date on which the date of the annual meeting is publicly announced. For any special meeting of shareholders, a nomination must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, within 10 calendar days following the date on which the public announcement of the date of the special meeting is first made.

Only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the secretary of the Company prior to a meeting at which directors are to be elected, or who are nominated by the proxy access process described below, will be eligible for election to the board of directors of the Company. The notice of any nomination for election as a director must set forth the information required by our By-laws concerning a nomination, as well as information as to the shareholder’s ownership of our common stock.

The advance notice provisions may delay a person from bringing matters before a shareholder meeting. The provisions may provide enough time for us to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon, if we deem such actions desirable.

Proxy Access

A shareholder or group of shareholders meeting certain conditions may nominate directors for election at annual meetings of shareholders using “proxy access” provisions in our By-laws. These provisions allow a shareholder, or group of up to 20 shareholders, to nominate up to two director candidates or, if greater, up to 20% of the number of directors then serving on our Board of Directors, for inclusion in our proxy statement if the shareholder has owned continuously for at least three years a number of shares equal to at least three percent of our outstanding common stock measured as of the date we receive the notice of proxy access nomination. The number of director candidates who may be nominated under our proxy access By-law will be reduced by the number of director nominations made under our advance notice By-law, as described in the preceding section. We must receive notice of proxy access nomination not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting, unless no annual meeting was held in the prior year or the date of the annual meeting is changed by more than 30 days from the anniversary date of the prior year’s annual meeting, in which case notice of proxy access nomination must be delivered not earlier than 150 calendar days nor later than 120 calendar days prior to such annual meeting, or, if later, within 10 calendar days following the date on which the public announcement of the date of meeting is first made.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as transfer agent and registrar of our common stock. If we offer preferred stock, we will appoint a transfer agent and registrar that will be set forth in the applicable prospectus supplement.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “ITT.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture, dated as of May 1, 2009, between the Company, as successor in interest to ITT Corporation, and U.S. Bank Trust Company, National Association, as successor trustee to MUFG Union Bank, N.A., as supplemented by the first supplemental indenture, dated as of May 16, 2016, between ITT Corporation, the Company and the trustee (such indenture, as supplemented, the “indenture”). When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

This summary of the material provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture and certificates evidencing the applicable debt securities. Other specific terms of the indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and you are urged to read the indenture in its entirety. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the indenture.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including but not limited to:

•	the classification as senior or subordinated debt securities;

•	the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the issue date and maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal, premium, if any, and interest;

•

the currency or currencies, if other than the currency of the United States, in which the debt securities will be denominated and in which payments of principal, premium, if any, and interest will be paid;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or in definitive form;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	any material United States federal income tax considerations applicable to the debt securities;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally with all other unsecured and unsubordinated debt of the Company.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all “senior indebtedness” of the Company. The indenture defines “senior indebtedness” as any obligation or indebtedness of, or guaranteed or assumed by, the Company for borrowed money, whether or not represented by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such obligation or indebtedness. “Senior indebtedness” does not include nonrecourse obligations, subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See the indenture, Section 13.01.

In general, the holders of all senior indebtedness are first entitled to receive payment in full of all principal, premium, if any, and interest then due on senior indebtedness before the holders of any subordinated debt securities are entitled to receive a payment on account of the principal, premium, if any, or interest then due on the indebtedness evidenced by the subordinated debt securities upon the occurrence of certain events, including:

•

any bankruptcy, insolvency, receivership or other similar proceedings, or upon any dissolution, liquidation, reorganization or winding up, which concerns the Company or a substantial part of its property;

•	a default in the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness;

•

any other default concerning any senior indebtedness which permits the holder or holders of any senior indebtedness to accelerate the maturity thereof following notice or the lapse of time, or both; or

•

the principal of, and accrued interest on, any series of subordinated debt securities is declared due and payable upon an event of default pursuant to Section 5.02 of the indenture (and such declaration is not rescinded and annulled pursuant to the indenture).

If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Events of Default

The indenture provides that, unless otherwise provided in a particular series of debt securities, the term “Event of Default” means any one of the following events:

(1)	default in the payment of any interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(2)	default in the payment of principal or premium, if any, on the debt securities when due, either at maturity, upon redemption, by declaration, or otherwise;

(3)	default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the debt securities, and such default continues for 30 days;

(4)

default in the performance or breach of any covenant or warranty of the Company in the indenture with respect to the debt securities (other than a covenant or warranty with respect to such debt securities, a default in the performance of which or the breach of which would otherwise constitute an Event of Default), and the default or breach continues for a period of 90 days after we receive written notice from the trustee or after we and the trustee receive written notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Company; or

(6)	any other Events of Default set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Company) under the indenture occurs with respect to the debt securities of any series and is continuing, then, unless the principal of all debt securities of such series have already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us and the trustee, declare the principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued interest thereon, to be due and payable immediately.

If an Event of Default under the indenture specified in clause (5) above with respect to the Company occurs, then the principal amount of the outstanding debt securities and all accrued interest thereon will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series may, by written notice to us and the trustee, rescind and annul the declaration of acceleration and its consequences if all existing Events of Default with respect to such series, except for nonpayment of the principal of the debt securities of that series that has become due solely as a result of the acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree of an applicable court and if all amounts owing to the trustee or its representatives have been paid. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive any past default with respect to such series and its consequences, except an uncured default (a) in the payment of principal, premium, if any, or interest, if any, on any debt securities of such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to debt securities of that series, and (b) in respect of a covenant or a provision of the indenture that cannot be modified or amended without the consent of all holders of the outstanding debt securities of that series.

A holder of a series of debt securities may institute proceedings with respect to the indenture only if: (a) such holder has notified the trustee in writing of a continuing Event of Default with respect to such debt securities; (b) the holders of at least 25% in principal amount of the outstanding debt securities of such series have made a written request to the trustee to institute proceedings in respect of such Event of Default; (c) the holder(s) have offered the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the trustee has failed to institute any proceeding within 60 days after it received such notice, request and offer of indemnity; and (e) during this 60-day period the holders of a majority in principal amount of the outstanding debt securities of such series have not provided the trustee with directions inconsistent with the written request to institute a proceeding. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, premium, if any, and interest on such debt securities on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to certain provisions of the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

The trustee will, within 90 days after any default occurs, provide notice of such default to the holders of the debt securities of that series, if known to the trustee, unless the default was already cured or waived. Unless there is a default in the payment of principal, premium, if any, or interest, if any, on the debt securities of such series, or in the payment of any sinking or purchase fund installment or analogous obligation with respect to the debt securities of such series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of notice is in the interest of the holders of such series. Furthermore, if an Event of Default with respect to a series of debt securities relates to performance or breach of any covenant or warranty of the Company, no notice will be provided to holders of such series until at least 60 days after the occurrence of the Event of Default.

Modification and Waiver

The indenture may be amended or modified by us and the trustee, without the consent of any holder of debt securities, in order to:

•

evidence the succession of another corporation to the Company, or successive successions, and the assumption by any such successor of the covenants, agreements and obligations of the Company pursuant to Article 8 of the indenture;

•

add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of the debt securities of any or all series as we and the trustee consider to be for the protection of the holders of such debt securities or to surrender any right or power conferred upon us in the indenture;

•	cure any ambiguities, defects or inconsistencies or make any other change that does not adversely affect in any material respect the interests of any holder of debt securities of any series;

•	add any provision to the indenture that is expressly permitted by the Trust Indenture Act, excluding the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of any series;

•	establish the form and provide for the issuance of debt securities of any series, and to set forth the terms thereof and/or to add to the rights of the holders of the debt securities of any series;

•

evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and add to or change any of the provisions necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	add any additional Events of Default in respect of the debt securities of any series;

•	comply with the requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•	make any change to a series of debt securities that does not adversely affect in any material respect the interests of the holders of such debt securities.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•

change the scheduled maturity date or the stated payment date of any payment of premium or interest payable on any series of debt securities, or reduce the principal amount thereof or the amount of interest or premium payable thereon;

•

change the method of computing the amount of principal of or interest payable on any series of debt securities or the place of payment where, or the coin or currency in which, any series of debt securities or any payment of principal or interest thereon is payable;

•

impair the right to institute suit for the enforcement of any payment on the debt securities on or after such payment becomes due and payable, whether at maturity or, in the case of redemption or repayment, on or after the applicable redemption date or the repayment date;

•	change or waive the redemption or repayment provisions of the debt securities of any series;

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to amend or waive compliance with any provisions of the indenture or certain defaults and their consequences;

•

modify any of the provisions of Section 9.02 (Supplemental Indentures With Consent of Securityholders), Section 5.13 (Waiver of Past Defaults) or Section 10.06 (Waiver of Certain Covenants) except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby;

•	adversely affect the ranking or priority of the debt securities of any series;

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture; or

•	waive any Event of Default described in clauses (1), (2) or (3) under“—Events of Default” above.

Certain Covenants

Limitation on Liens

The indenture provides that unless otherwise provided in a particular series of debt securities, so long as any of our senior debt securities remain outstanding, we will not, and will not permit any of our Restricted Subsidiaries to, incur, suffer to exist or guarantee any Debt secured by a mortgage, pledge or lien on any Principal Property or on any shares of stock of (or other interests in) any of our Restricted Subsidiaries unless we secure, or cause the relevant Restricted Subsidiary to secure, our senior debt securities (and, in addition, at our option or such Restricted Subsidiary’s option, as the case may be, any of our or such Restricted Subsidiary’s other Debt that is not subordinate to our senior debt securities), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

This restriction will not, however, apply to Debt secured by:

(1)	any liens existing prior to the issuance of such senior debt securities;

(2)	any lien on property of or shares of stock of (or other interests in) any entity existing at the time such entity becomes a Restricted Subsidiary;

(3)	any liens on property of or shares of stock of (or other interests in) any entity existing at the time of acquisition thereof (including acquisition through merger or consolidation);

(4)

any liens securing the payment of all or any part of the purchase price of any property or shares of stock of (or other interests in) any entity or the cost of construction of such property (or additions, repairs, alterations or improvements thereto);

(5)

any liens securing any indebtedness incurred for the purpose of financing all or any part of the purchase price of any property or shares of stock of (or other interests in) any entity or the cost of construction of such property (or additions, repairs, alterations or improvements thereto), provided that such lien and the indebtedness secured thereby are incurred prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (or addition, repair, alteration or improvement) or the commencement of full operation of such property, or within 180 days after the acquisition of such shares (or other interests);

(6)	any liens in favor of us or any of our Restricted Subsidiaries;

(7)	any liens in favor of, or required by contracts with, governmental entities; or

(8)	any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (7).

Notwithstanding the foregoing, we or any of our Restricted Subsidiaries may incur, suffer to exist or guarantee any Debt secured by a lien on any Principal Property or on any shares of stock of (or other interests in) any of our Restricted Subsidiaries if, after giving effect thereto and together with the value of Attributable Debt outstanding pursuant to the second paragraph of the “— Limitation on Sale and Lease-Back Transactions” covenant described below, the aggregate amount of such Debt does not exceed 15% of Consolidated Net Tangible Assets.

The indenture does not restrict the transfer by us of a Principal Property to any of our Unrestricted Subsidiaries or our ability to change the designation of a Subsidiary owning Principal Property from a Restricted Subsidiary to an Unrestricted Subsidiary. If we are permitted to change the designation of a Restricted Subsidiary and elect to do so, the resulting Unrestricted Subsidiary would not be restricted from incurring secured Debt, nor would we be required to secure our senior debt securities equally and ratably with such secured Debt.

Limitation on Sale and Lease-Back Transactions

The indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, sell or transfer, directly or indirectly, any Principal Property as an entirety, or any substantial portion of such Principal Property, with the intention of taking back a lease of all or a substantial part of such property, other than (a) any such sale and lease-back transaction involving a lease for a term of not more than three years at the end of which it is intended that the use of such property by the lessee will be discontinued or (b) any sale and lease-back transaction between us and one of our Restricted Subsidiaries or between our Restricted Subsidiaries. Notwithstanding the foregoing, we or any of our Restricted Subsidiaries may sell a Principal Property and lease it back for a period longer than three years if: (a) we or such Restricted Subsidiary would be entitled to create a lien on the Principal Property to be leased securing Debt in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing our outstanding debt securities, pursuant to the covenant described above under the caption “— Limitation on Liens”; or (b) (i) the net proceeds of such sale and lease-back transaction are at least equal to the fair value (as determined by our board of directors) of such Principal Property and (ii) we cause an amount equal to the net proceeds of such sale and lease-back transaction to be applied within 180 days of such sale and lease-back transaction to any (or a combination) of (x) the prepayment or retirement of the outstanding debt securities, (y) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of our or our Restricted Subsidiaries’ other Debt (other than Debt that is subordinated to the outstanding debt securities or Debt owed to us or one of our Restricted Subsidiaries) that matures more than 12 months after its creation or matures less than 12 months after its creation but by its terms may be renewed or extended at the option of the obligor beyond 12 months from its creation or (z) the purchase, construction, development, expansion or improvement of other comparable property.

Notwithstanding the foregoing, we or any of our Restricted Subsidiaries will be permitted to enter into sale and lease-back transactions in addition to those permitted as described above, and without any obligation to retire any outstanding Debt or to purchase any property or assets, if, at the time of entering into such sale and lease-back transactions and after giving effect thereto, the Attributable Debt with respect to such transaction, together with all Debt outstanding pursuant to the third paragraph of the “— Limitation on Liens” covenant described above, without duplication, does not exceed 15% of Consolidated Net Tangible Assets.

Definitions

The following are summary definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“Attributable Debt” with regard to a sale and lease-back transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities then outstanding under the indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Consolidated Net Tangible Assets” means the total amount of our assets and our Restricted Subsidiaries’ assets minus:

•	all applicable depreciation, amortization and other valuation reserves;

•	all current liabilities of ours and our Restricted Subsidiaries (excluding any intercompany liabilities); and

•

all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on our and our Restricted Subsidiaries’ latest consolidated balance sheets prepared in accordance with U.S. GAAP.

“Debt” means any indebtedness for borrowed money.

“Principal Property” means any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our Restricted Subsidiaries which has a gross book value in excess of 2% of Consolidated Net Tangible Assets other than a plant, warehouse, office building, or portion thereof which, in the opinion of our board of directors, is not of material importance to the business conducted by us and our Restricted Subsidiaries as an entirety.

“Restricted Subsidiary” means, at any time, any Subsidiary of ours except a Subsidiary which is at the time an Unrestricted Subsidiary.

“Subsidiary” of a specified corporation means any entity at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by the specified corporation or by one or more of its Subsidiaries, or both.

“Unrestricted Subsidiary” means any Subsidiary of ours (not at the time designated as a Restricted Subsidiary) (1) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (2) substantially all the assets of which consist of the capital stock of one or more Subsidiaries, or (3) designated as an Unrestricted Subsidiary by our board of directors, provided that such designation will not constitute a violation of the terms of the securities.

Consolidation, Merger or Sale of Assets

The indenture provides that we shall not consolidate with or merge into any other corporation, or convey or transfer all or substantially all of our properties and assets to any entity (including, without limitation, a limited partnership or a limited liability company), unless:

•

we will be the continuing corporation or, if not, that the successor will be a corporation that is organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and will expressly assume, by a supplemental indenture, the due and punctual payment of the principal, premium, if any, and interest, if any, on all the debt securities and the performance of every covenant of the indenture to be performed or observed by us;

•

immediately after giving effect to such transaction, no Event of Default, or other event which, after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and

•

we will have delivered to the trustee an opinion of counsel as conclusive evidence that such consolidation, merger, conveyance or transfer and any assumption permitted or required by the indenture complies with the indenture.

In the event of any such consolidation or merger or any conveyance or transfer of all or substantially all of our properties and assets, any successor will succeed to and be substituted for, and may exercise all of our rights and powers under, the indenture as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor and we will thereupon be released from all obligations under the indenture and the debt securities.

Unless otherwise disclosed in the applicable prospectus supplement, there are no other restrictive covenants contained in the indenture. The indenture does not contain any other provision that will restrict us from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock.

Satisfaction, Discharge and Covenant Defeasance

The indenture will cease to be of further effect with respect to a series of debt securities (except as to any surviving rights of conversion, transfer or exchange expressly provided for in the indenture or in the form of security for such series) when:

•	either:

•	all debt securities of such series have been delivered to the trustee canceled or for cancellation; or

•

all debt securities of such series that have not been delivered to the trustee canceled or for cancellation (i) have become due and payable, (ii) will, in accordance with their scheduled maturity date, become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee, sufficient funds to pay and discharge the entire indebtedness on such series of debt securities with respect to principal, premium, if any, and interest, if any, to the date of such deposit (in the case of debt securities that have become due and payable), or the scheduled maturity date or redemption date, as the case may be; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to such series of debt securities; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture on and after the date the conditions set forth above are satisfied, except for:

•	the rights of registration of transfer and exchange of debt securities of such series and substitution of mutilated, destroyed, lost or stolen debt securities of such series;

•

the rights of holders of the debt securities of such series to receive, solely from the trust funds described above, payments of principal, premium, if any, and interest, if any, when due and remaining rights to receive mandatory sinking fund payments, if any;

•	the rights, obligations, duties and immunities of the trustee;

•	Sections 4.02 (Discharge and Defeasance), 4.07 (Return of Unclaimed Amounts), 10.02 (Maintenance of Office or Agency) and 10.03 (Money or Security Payments to be Held in Trust) of the indenture; and

•	the rights of holders of the debt securities of such series as beneficiaries of the indenture with respect to the property deposited with the trustee payable to any or all of such holders.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). In the event covenant defeasance occurs with respect to a series of debt securities, certain events, not including non-payment, bankruptcy and insolvency events described under “Events of Default” above, will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be irrevocably deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the holders of the debt securities of such series:

•	money in any amount; or

•

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. government obligations or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), premium, if any, and interest on such series of debt securities on the date such payments are due (including upon redemption);

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel stating that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the outstanding debt securities of such series shall have occurred and be continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no Event of Default relating to our bankruptcy or insolvency shall have occurred at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us with respect to such deposit (it being understood that this condition is not deemed satisfied until the expiration of such period);

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of the Trust Indenture Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under the Investment Company Act or exempt from registration;

•

if the debt securities of such series are to be redeemed prior to their stated maturity date (other than from mandatory sinking fund payments or analogous payments), we have given notice of such redemption pursuant to the indenture and satisfactory to the trustee; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Global Securities

We may issue debt securities in the form of one or more fully registered global securities that will be deposited with a depositary, or its custodian, identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by such registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of these debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable instrument establishing the terms of the debt security. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable instrument establishing the terms of the security. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under such instrument, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustee, or any of their agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the debt securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of debt securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships with U.S. Bank Trust Company, National Association and its affiliates.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the terms of the depositary shares is a summary and is subject to, and is qualified in its entirety by reference to, the deposit agreement and the depositary receipt relating to the preferred stock that will be attached to the deposit agreement. You should read these documents for a full description of the terms of the depositary shares as these documents, and not this summary, define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with any offering of depositary shares.

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary of depositary receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each holder of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the holders of depositary shares in proportion to the number of depositary shares that they own on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add any undistributed balance to, and treat it as part of, the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the holders of depositary shares in proportion, insofar as possible, to the number of depositary shares owned by them, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

Unless the related depositary shares representing shares of preferred stock have previously been called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of shares of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares representing shares of preferred stock therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Conversion, Exchange and Redemption

If the preferred stock underlying the depositary shares may be converted or exchanged, each holder of depositary receipts will have the right or obligation, as applicable, to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the underlying preferred stock. The depositary will mail notice of redemption to the holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the holders of the depositary shares. Each holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Liquidation

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Record Date

Whenever (a) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the underlying preferred stock, or (b) the depositary shall receive notice of any meeting at which holders of the underlying preferred stock are entitled to vote or of which holders of the underlying preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any of the underlying preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the underlying preferred stock) for the determination of the holders (i) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (ii) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may, at our option, direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares; or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the underlying preferred stock to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue (a) to collect dividends on the underlying preferred stock and any other distributions with respect thereto and (b) to deliver the underlying preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell any underlying preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering written notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended articles of incorporation to furnish to the holders of the preferred stock.

Miscellaneous

Neither we nor the depositary will be liable if it is prevented from or delayed, by law or any circumstances beyond its control, in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party. If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary will be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

General

We may issue stock warrants for the purchase of common stock or preferred stock or debt warrants for the purchase of debt securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offering of each type of warrant, will be filed with the SEC in connection with any offering of warrants.

The following description sets forth certain general terms and provisions of warrants to which any prospectus supplement may relate. The particular terms of the warrants and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable warrant agreement and warrant certificate, including the definitions therein of certain terms, forms of which will be filed with the SEC in connection with any offering of warrants.

Stock Warrants

General

The applicable prospectus supplement will describe the specific terms of any offering of stock warrants, including the following:

•	the title and aggregate number of such stock warrants;

•

the type and number of shares of common stock or preferred stock purchasable upon exercise of such stock warrants and, with respect to warrants to purchase preferred stock, the designations, preferences, rights and qualifications, limitations or restrictions of the applicable series of preferred stock;

•	the offering price of such stock warrants;

•	the price at which and the currency or currencies in which such shares may be purchased upon exercise of such stock warrants and any provision with respect to the adjustment thereof;

•	the denominations of such stock warrants;

•	the date on which the right to exercise such stock warrants will commence and the date on which such right will expire;

•	if applicable, the date on and after which such stock warrants and related common stock or preferred stock will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations applicable to the ownership or exercise of such stock warrants;

•	redemption provisions of such stock warrants, if any;

•	anti-dilution provisions of such stock warrants, if any; and

•	any other terms of such stock warrants, including terms, procedures and limitations relating to the exchange and exercise of such stock warrants.

Exercise of Stock Warrants

Each stock warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, as the case may be, at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise and will not be entitled to any dividend or other distribution payments on such capital stock purchasable upon such exercise.

Debt Warrants

General

The applicable prospectus supplement will describe the specific terms of any offering of debt warrants, including the following:

•	the title and aggregate number of such debt warrants;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the offering price of such debt warrants;

•	the price at which and the currency or currencies in which the debt securities or other rights purchasable upon exercise of such debt warrants may be purchased;

•	the date on which the right to exercise such debt warrants will commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each such security;

•	if applicable, the date on and after which such debt warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations applicable to the ownership or exercise of such debt warrants; and

•	any other terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for such subscription rights;

•	the exercise price payable for each share of common stock or preferred stock or for debt securities upon the exercise of such subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which such subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of such subscription rights or the exercise price of such subscription rights;

•	any other terms of such subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights will commence, and the date on which such subscription rights will expire;

•	the extent to which such subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, forms of which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of such purchase contracts or purchase units. These terms may include, without limitation, the following:

•

whether such purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under such purchase contracts, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether such purchase contracts are to be prepaid or not;

•	whether such purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under such purchase contracts;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of such purchase contracts or purchase units;

•	a discussion of any material United States federal income tax considerations applicable to such purchase contracts or purchase units;

•	whether such purchase contracts or purchase units will be issued in fully registered or global form; and

•	any other terms of such purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and will be subject to, and will be qualified in its entirety by reference to, the applicable purchase contract or unit agreement, forms of which will be filed with the SEC in connection with any offering of purchase contracts or purchase units.

DESCRIPTION OF UNITS

We may issue units comprised of any combination of one or more of the other securities described in this prospectus and specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under a unit agreement to be entered into between us and a unit agent. The applicable prospectus supplement will describe:

•

the designation and terms of such units and of the securities comprising such units, including whether and under what circumstances the securities comprising such units may be held or transferred separately;

•	a description of the terms of any unit agreement governing such units;

•	a description of the provisions for the payment, settlement, transfer or exchange of such units;

•	a discussion of any material United States federal income tax considerations applicable to such units; and

•	whether such units, if issued as a separate security, will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be subject to, and will be qualified in its entirety by reference to, the applicable unit agreement, the form of which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers, including through a specific bidding, auction or other process;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	through any other methods described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will describe in the prospectus supplement relating to any offering of securities the terms of the transaction, including the following information, as applicable:

•	the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the proceeds that we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

In connection with the sale of our securities, the underwriters or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents. The underwriters may sell securities to or through dealers, who may also receive compensation from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular offering of securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

The validity of the securities offered by this prospectus and the applicable prospectus supplement will be passed upon for us by Hogan Lovells US LLP, New York, New York, and Barnes & Thornburg LLP, Indianapolis, Indiana. Counsel for any underwriters, agents or dealers will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of ITT Inc. incorporated by reference in this Prospectus, and the effectiveness of ITT Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

7,000,000 Shares

ITT Inc.

Common Stock

Joint Book-Running Managers

Goldman Sachs & Co. LLC	UBS Investment Bank

Barclays

BTIG

    , 2025